As filed with the Securities and Exchange Commission on February 4, 2010
Registration No. 333-163762

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective
AMENDMENT NO. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERRA CAPITAL, INC.
(as Issuer)
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2870 (Primary Standard Industrial Classification Code Number)	42-1431650 (I.R.S. Employer Identification No.)
TERRA INDUSTRIES INC.
(as Guarantor)
(and the other guarantors identified in the Table of Additional Registrants below)
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	2870 (Primary Standard Industrial Classification Code Number)	52-1145429 (I.R.S. Employer Identification No.)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
Telephone: (712) 277-1340
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
John W. Huey, Esq.
Vice President, General Counsel and Corporate Secretary
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102-6000
Telephone: (712) 277-1340
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Craig F. Arcella, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza, 825 Eighth Avenue
New York, New York 10019
(212) 474-1000

*	The co-registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed maximum	Proposed maximum	Amount of
Title of each class of securities to be registered	be registered	offering price per unit	aggregate offering price	registration fee
7.75% Senior Notes due 2019	$600,000,000	100%	$600,000,000	$33,480	(1)(2)
Guarantees on Senior Notes	$600,000,000	—	—	(3)

(1)	Calculated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The registration fee has been previously paid.

(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Table of Additional Registrants

IRS Employer
Exact Name of Additional Registrant*	Jurisdiction of Formation	Identification No.

Beaumont Ammonia Inc.	Delaware	39-1917518
Beaumont Holdings Corporation	Delaware	42-1490799
BMC Holdings Inc.	Delaware	73-1394219
Port Neal Corporation	Delaware	42-1443999
Terra Capital Holdings, Inc.	Delaware	42-1431905
Terra Environmental Technologies Inc.	Delaware	26-1586884
Terra Global Holding Company Inc.	Delaware	26-3412185
Terra Houston Ammonia, Inc.	Delaware	64-0877703
Terra (U.K.) Holdings Inc.	Delaware	39-1917519
Terra International, Inc.	Delaware	36-2537046
Terra International (Oklahoma) Inc.	Delaware	42-1321208
Terra Investment Fund LLC	Oklahoma	36-2537046
Terra Investment Fund II LLC	Oklahoma	26-3838992
Terra LP Holdings LLC	Delaware	27-1368789
Terra Methanol Corporation	Delaware	42-1431904
Terra Mississippi Holdings Corp.	Mississippi	64-0292638
Terra Mississippi Nitrogen, Inc.	Delaware	64-0354930
Terra Nitrogen Corporation	Delaware	72-1159610
Terra Nitrogen GP Holdings Inc.	Delaware	20-3382709
Terra Real Estate Corporation	Iowa	42-1178622

*	The address for each of the co-registrants is c/o Terra Capital, Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa 51102-6000, telephone: (712) 277-1340. The name, address, including zip code of the agent for service for each of the co-registrants is John W. Huey, Vice President and Corporate Secretary of Terra Capital, Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa 51102. The telephone number, including area code, of the agent for service for each of the co-registrants is (712) 277-1340. The primary standard industrial classification number for each of the co-registrants is 2870.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 4, 2010
PROSPECTUS
TERRA CAPITAL, INC.
(as Issuer)
TERRA INDUSTRIES INC.
(as Guarantor)
Offer to Exchange
Up to $600,000,000 Principal Amount of
7.75% Senior Notes due 2019
for
a Like Principal Amount of
7.75% Senior Notes due 2019
which have been registered under the Securities Act of 1933

     Terra Capital, Inc. (“Terra Capital” or the “Issuer”) is offering to exchange registered 7.75% Senior Notes due 2019, or the “Exchange Notes,” for its outstanding unregistered 7.75% Senior Notes due 2019, or the “Original Notes.” The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes.” The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related special interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. This offer is subject to certain customary conditions and will expire at 12:00 midnight, New York City time, on           , unless the Issuer extends it. The Exchange Notes will not trade on any established exchange. The Original Notes are, and the Exchange Notes will be, unconditionally and jointly and severally guaranteed on a senior unsecured basis by Terra Industries Inc., the Issuer’s parent company, and certain of its wholly-owned U.S. subsidiaries. All references to the Notes include reference to the related guarantees.
     Each broker-dealer that receives Exchange Notes for its own account pursuant to this Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the expiration of this Exchange Offer, it will make this prospectus available, as amended or supplemented, to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
     Please see “Risk Factors” beginning on page 7 for a discussion of certain factors you should consider in connection with this Exchange Offer.
     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                ,      .

          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell or a solicitation of an offer to buy the Notes in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

          Except as otherwise indicated, this prospectus speaks as of the date of this prospectus. Neither the delivery of the prospectus nor any sale of any Notes shall, under any circumstances, create any implication that there have been no changes in our affairs after the date of this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to this Exchange Offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the Exchange Notes being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described below.
          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Terra Industries Inc.’s common stock is listed on the New York Stock Exchange, and you may inspect our SEC filings at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.
          You may request a copy of these filings at no cost, by writing to or telephoning us at the following address and telephone number:
Terra Industries Inc.
Attn: Corporate Secretary
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102
(712) 277-1340
          To obtain timely delivery of any copies of filings requested from us, please write or telephone us no later than        ,    .
INCORPORATION BY REFERENCE
     We are incorporating by reference the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of the initial registration statement and prior to effectiveness of the registration statement, and prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.
•	Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2008 (Items 6, 7 and 8 have been updated by the Current Report on Form 8-K filed with the Commission on September 30, 2009 and incorporated by reference herein);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

•	Current Reports on Form 8-K and 8-K/A filed with the Commission on March 5, 2009, March 6, 2009, March 11, 2009, March 12, 2009, March 24, April 14, 2009, April 21, 2009, June 26, 2009, August 5, 2009, August 26, 2009, September 8, 2009, September 24, 2009, September 28, 2009, September 30, 2009, October 1, 2009, October 13, 2009, October 16, 2009, October 19, 2009, October 20, 2009, October 22, 2009, October 26, 2009, October 27, 2009, October 29, 2009, November 2, 2009, November 4, 2009, November 5, 2009, November 20, 2009, November 23, 2009, December 1, 2009, December 7, 2009, December 8, 2009, December 14, 2009 and January 13, 2010.

ii

     Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein contain “forward-looking” statements. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. See “Risk Factors” in this prospectus. These risks, uncertainties and assumptions include, among others:
•	the risk that the Exchange Offer will not be completed,

•	risks related to potential acquisition transactions,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulations,

•	changes in agricultural regulations, and

•	changes in the securities trading markets.
     Additional information as to these factors can be found in the section of this prospectus entitled “Risk Factors,” and in the notes to our consolidated financial statements, incorporated by reference in this prospectus. These risks and uncertainties are not exhaustive. Other sections of this prospectus and information incorporated herein by reference may include additional factors which could adversely impact our business and financial performance.

iii

SUMMARY
     This summary highlights information contained elsewhere in this prospectus and may not contain all of the information important to you. We urge you to read this prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes incorporated by reference herein. In this prospectus, unless the context requires otherwise, “Terra Industries,” “Terra,” the “Company,” “we,” “us” and “our” each refers to Terra Industries Inc. and its subsidiaries, including Terra Capital, Inc. and “Terra Capital” and the “Issuer” each refers to Terra Capital, Inc., the issuer of the Notes, and not to any of its subsidiaries. Substantially all of the consolidated assets of Terra Industries are held by Terra Capital and its subsidiaries. See “— Terra Summary Capital Structure after Giving Effect to this Exchange Offer.”
The Company
     We are a leading North American producer and marketer of nitrogen products, serving agricultural and industrial markets. In addition to manufacturing facilities at Port Neal, Iowa; Courtright, Ontario, Canada; Yazoo City, Mississippi; Donaldsonville, Louisiana; and Woodward, Oklahoma, we own a 75.3% interest in Terra Nitrogen Company, L.P. (“TNCLP”), which, through its subsidiary, Terra Nitrogen, Limited Partnership (“TNLP”), operates our manufacturing facility at Verdigris, Oklahoma. We are the sole general partner and the majority limited partner of TNCLP. In addition, we own a 50% interest in Point Lisas Nitrogen Limited (“Point Lisas”), an ammonia production joint venture in the Republic of Trinidad and Tobago. We also own a 50% interest in GrowHow UK Limited (“GrowHow”), a nitrogen products production joint venture with facilities located in the United Kingdom.
     We are the largest producer of anhydrous ammonia (often referred to simply as “ammonia”), the basic building block of nitrogen fertilizers, in the United States and the second largest producer in North America. We upgrade a significant portion of the ammonia we produce into higher value products, which are easier for distributors and farmers to transport, store and apply to crops than ammonia. Our products include the following:
•	Ammonia, which is the simplest and least expensive form of nitrogen fertilizer, is the primary feedstock used in the production of most other nitrogen fertilizers, including urea ammonium nitrate (“UAN”), ammonium nitrate (“AN”), and urea. Ammonia is also widely used in industrial applications.

•	UAN, which is a liquid fertilizer produced by combining liquid urea, liquid ammonium nitrate and water. UAN, unlike ammonia, is odorless and does not require refrigeration or pressurization for transportation and storage.

•	AN, which is produced by combining nitric acid and ammonia into a liquid form which is then converted to a solid, largely for fertilizer applications. Due to its greater resistance to evaporation loss, AN is often the product of choice for pastures and “no-till” crops where fertilizer is spread upon the surface. Additionally, industrial grade ammonium nitrate (“IGAN”) prills (a form of dry pellet) and ammonium nitrate solution are utilized as explosives in the mining industry as well as a raw material in the production of catalyst material.

•	Urea, which is produced by converting ammonia and carbon dioxide into liquid urea, which can be further processed into a solid, granular form. We produce both a granulated form of solid urea, generally for the fertilizer market, and urea liquor (liquid) for animal feed supplements and industrial applications.

•	Nitric acid, which is made by oxidizing ammonia with air. The product is used as a raw material for other nitrogen products and by industrial customers to produce such products as nylon fibers, polyurethane foams and specialty fibers.

•	Dinitrogen Tetroxide, which is produced by cooling and condensing a slipstream of process gas from a nitric acid plant containing various oxides of nitrogen. The product is used as the propellant oxidizer in various satellite, rocket and missile propulsion systems. It is also used by industrial customers in the manufacturing of pharmaceuticals.

Terra Summary Capital Structure
after Giving Effect to this Exchange Offer

(1)	Guarantors under the Terra Capital revolving credit facility.

(2)	Guarantors under the Notes and Terra Capital’s 7.00% senior notes due 2017 (the “2017 Notes”). As of the date of this prospectus, $12.5 million aggregate principal amount of the 2017 Notes were outstanding. Terra LP Holdings LLC, a Wholly Owned U.S. Subsidiary, is a guarantor under the Notes but not a guarantor under the 2017 Notes.

(3)	Borrowers under the Terra Capital revolving credit facility are Terra Capital, Inc. and Terra Mississippi Holdings Corp.

(4)	As of September 30, 2009, we had no secured debt outstanding and $192.0 million of availability under our revolving credit facilities (including the Terra Nitrogen Limited Partnership’s separate $50.0 million revolving credit facility), net of $8.0 million of outstanding letters of credit.

(5)	Ownership percentages are as of the date of this prospectus.

(6)	Terra Nitrogen Limited Partnership separate $50.0 million revolving credit facility.

Summary of the Terms of the Exchange Offer

Background	On October 26, 2009, we completed a private placement of $600.0 aggregate principal amount of the Original Notes. In connection with that private placement, we entered into an exchange and registration rights agreement in which we agreed, among other things, to complete an exchange offer (the “Exchange Offer”).

The Exchange Offer	We are offering to exchange our Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding, unregistered Original Notes. Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange.”

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in previous no-action letters, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

• you are acquiring the Exchange Notes in the ordinary course of your business;
• you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and
• you are not our “affiliate” as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the Exchange Offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes during the 180 days after the expiration of this Exchange Offer. See “Plan of Distribution.”

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:
• you are able to rely on an exemption from the requirements of the Securities Act; or
• the Original Notes are registered under the Securities Act.

After the Exchange Offer is closed, we will no longer have an obligation to register the Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for any remaining Original Notes will be adversely affected. See “Risk Factors—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	The Exchange Offer will expire at 12:00 midnight, New York City time, on , unless we extend the Exchange Offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	We will issue Exchange Notes in exchange for Original Notes tendered and accepted in the Exchange Offer promptly following the expiration date (unless amended as described in this prospectus). See “The Exchange Offer—Terms of the Exchange.”

Certain Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may amend or waive. The Exchange Offer is not conditioned upon any minimum principal amount of outstanding notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the exchange offer expires. See “The Exchange Offer—Withdrawal of Tenders.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles (“GAAP”). See “The Exchange Offer—Accounting Treatment.”

Federal Income Tax Consequences	The exchange pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of Exchange Notes in connection with the Exchange Offer.

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the Exchange Offer.

Summary of the Terms of the Exchange Notes
          The following summary contains basic information about the Notes, and is not intended to be complete. For a more complete understanding of the Notes, please refer to the section entitled “Description of Notes” in this prospectus. Other than the restrictions on transfer and registration rights and special interest provisions, the Exchange Notes will have the same financial terms and covenants as the Original Notes, which are as follows:

Issuer	Terra Capital, Inc., a Delaware Corporation.

Securities Offered	$600.0 million aggregate principal amount of 7.75% senior notes due November 1, 2019.

Maturity Date	November 1, 2019.

Interest	The Exchange Notes will bear interest at the rate of 7.75% from the most recent date to which interest on the Original Notes has been paid or, if no interest has been paid on the Original Notes, from October 26, 2009. Interest is payable semiannually in arrears on May 1 and November 1 of each year.

Guarantees	The Notes will be guaranteed by Terra Industries Inc. and our material wholly owned U.S. Subsidiaries. TNLP, Terra Nitrogen GP Inc., TNCLP, our foreign subsidiaries and our immaterial domestic subsidiaries will not guarantee the Notes.

Ranking	The Notes will be Terra Capital’s senior unsecured obligations and will rank equally with all of Terra Capital’s existing and future senior obligations, and senior to any of Terra Capital’s subordinated indebtedness. The guarantees of the Notes by Terra Industries Inc. and certain of our subsidiaries will rank equally to all of our and such subsidiaries’ existing and future senior obligations. The Notes and the guarantees thereof will be effectively subordinated to all secured indebtedness of Terra Capital and the guarantors to the extent of the assets securing such indebtedness and to all liabilities of our subsidiaries that do not guarantee the Notes. As of September 30, 2009, on an as adjusted basis after giving effect to the offering of the Notes and the application of proceeds as described under “Use of Proceeds”:

•    We would have had no secured debt outstanding, but would have had $192.0 million of availability under our secured revolving credit facilities (of which $50.0 million would have been available for borrowings solely by TNLP), net of $8.0 million of outstanding letters of credit.

•    Our non-guarantor subsidiaries would have had $73.8 million of liabilities (including trade payables and liabilities attributable to noncontrolling interests). This amount does not include liabilities of our 50/50 joint ventures, including GrowHow and Point Lisas, as these are not consolidated subsidiaries of ours.

Optional Redemption	Terra Capital may redeem some or all of the Notes at any time prior to November 1, 2014 at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium. The “make-whole” premium will be based on a discount rate equal to the yield on a comparable U.S. Treasury Security plus 50 basis points. Thereafter, Terra Capital may redeem some or all of the Notes at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. See “Description of Notes — Optional Redemption.”

In addition, prior to November 1, 2012, Terra Capital may redeem up to 35% of the Notes from the proceeds of certain equity offerings at 107.750% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. Terra Capital may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of the Notes issued remain outstanding and the redemption occurs within 90 days of the date of closing of the equity offering. See “Description of Notes — Optional Redemption.”

Change of Control	Upon the occurrence of a change of control, you will have the right to require Terra Capital to repurchase some or all of your Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. The occurrence of those events may be an event of default under our revolving credit facility. We may not have enough funds or the terms of other debt may prevent Terra Capital from purchasing the Notes. See “Description of Notes — Change of Control.”

Certain Covenants	The indenture governing the Notes contains covenants that limits, among other things, our ability and the ability of our restricted subsidiaries to:
• incur additional debt;
• pay dividends on capital stock or repurchase capital stock;
• make certain investments;
• create liens on our assets to secure debt;
• enter into transactions with affiliates;
• create restrictions on our restricted subsidiaries’ abilities to pay dividends or make other payments;
• enter into sale and leaseback transactions;
• engage in other businesses; or
• sell all or substantially all of our assets or merge with or into other companies.

These covenants are subject to important exceptions and qualifications and the requirement to comply with certain covenants may be suspended upon achievement of investment grade ratings for the Notes.

Use of Proceeds	We will not receive any proceeds from the Exchange Offer. See “Use of Proceeds.”

Trustee, registrar and transfer agent	U.S. Bank National Association.

Governing law	State of New York.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of participating in the Exchange Offer.

RISK FACTORS
          You should carefully consider the risks described below together with all of the other information set forth in this prospectus or incorporated by reference herein before deciding whether to participate in the Exchange Offer. The risks described below and other risks and uncertainties not currently known to us or those that we currently deem immaterial may also materially and adversely affect our business, results of operations and financial condition. In such an event, we may not be able to make principal and interest payments on the Notes, and you may lose all or part of your investment.
Risks Relating to the Exchange Offer
If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.
          Original Notes that you do not tender or we do not accept will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust Company (“DTC”)).
          Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.
If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.
          The Exchange Notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any national securities exchange or automated quotation system. Accordingly, there can be no assurances that an active market will develop upon completion of the Exchange Offer or, it develops, that such market will be sustained or as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.
Risks Relating to the Notes
Our indebtedness could make it more difficult to pay our debts, divert our cash flow from operations for debt payments, limit our ability to borrow funds and increase our vulnerability to general adverse economic and industry conditions.
     As of September 30, 2009, as adjusted to give effect to the offering of the Notes and the related transactions as described in “Use of Proceeds,” we would have had total debt of approximately $612.5 million, or approximately 31% of our total capitalization. Our debt service obligations with respect to the Notes could have an adverse impact on our earnings and cash flow for so long as the indebtedness is outstanding.
     Our indebtedness could have important consequences to holders of our Notes. For example, it could:
•	make it more difficult to pay our debts, including payments on the Notes, as they become due;

•	increase our vulnerability to general negative economic and market industry conditions because if our revenues decrease due to general economic or industry conditions, we may not have sufficient cash flow from operations to make our scheduled debt payments;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and, consequently, place us at a competitive disadvantage to our competitors with less debt;

•	require a significant portion of our cash flow from operations for debt payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	make us more highly leveraged than some of our competitors, which could place us at a competitive disadvantage; and

•	limit our ability to borrow additional funds.
Despite current anticipated indebtedness levels and restrictive covenants, we may incur additional indebtedness in the future.
     Despite our current level of indebtedness, we will be able to incur substantial additional indebtedness, including additional secured indebtedness. Although the terms of the indenture and our revolving credit facility will restrict us and our restricted subsidiaries from incurring additional indebtedness, these restrictions are subject to important exceptions and qualifications, including with respect to our ability to incur additional senior secured debt. If we or our subsidiaries incur additional indebtedness, the risks that we and they now face as a result of our leverage could intensify. If our financial condition or operating results deteriorate, our relations with our creditors, including the holders of the Notes, the lenders under our revolving credit facility and our suppliers, may be materially and adversely affected.
The Notes will be unsecured and will be effectively subordinated to our secured indebtedness, including indebtedness under our revolving credit facility.
     The Issuer’s obligations under the Notes and the guarantors’ obligations under the guarantees of the Notes will not be secured by any of our assets. The indenture governing the Notes permits us to incur secured indebtedness, including pursuant to our revolving credit facility, purchase money instruments and other forms of secured indebtedness. As a result, the Notes and the guarantees thereof will be effectively subordinated to all secured indebtedness of the Issuer and the guarantors to the extent of the assets securing such indebtedness. As of September 30, 2009, we had no secured debt outstanding and $192.0 million of availability under our secured revolving credit facilities (of which $50 million is available for borrowings solely by TNLP), net of $8.0 million of outstanding letters of credit. If the Issuer and the guarantors were to become insolvent or otherwise fail to make payments on the notes, holders of the Issuer’s and the guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the Notes would receive any payments. You may therefore not be fully repaid in the event we become insolvent or otherwise fail to make payments on the Notes.
The Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.
     The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the Notes, which include six of our domestic subsidiaries and all of our non-U.S. subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. For the year ended December 31, 2008, and the nine months ended September 30, 2009, the subsidiaries that are not guaranteeing the notes had net sales of $1.2 billion and $0.5 billion, respectively. As of September 30, 2009, these non-guarantor subsidiaries held $1.2 billion of our total assets and had $73.8 million of liabilities (including trade payables and liabilities attributable to noncontrolling interests). Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to the Issuer or any guarantor.
The Issuer is a holding company and is dependent on cash flow generated by its subsidiaries and joint ventures and their ability to make distributions to it.
     The Issuer is a holding company with no significant operations or material assets other than the capital stock of its subsidiaries and joint ventures. As a result, it will be dependent on the generation of cash flow by its subsidiaries and joint ventures and their ability to make such cash available to it, by dividend, debt repayment or otherwise. These subsidiaries or joint ventures may not be able to, or be permitted to, make distributions to enable it to make payments in respect of the Notes. Each of these subsidiaries and joint ventures is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. In particular, we have a number of joint ventures whose governing documents impose limitations on their ability to distribute cash to the Issuer or its subsidiaries.
We may not be able to generate sufficient cash flows to meet our debt service obligations.
     Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures depends on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.
     Our business may not generate sufficient cash flow from operations, or future borrowings under our revolving credit facility or from other sources, may not be available to us in an amount sufficient, to enable us to repay our indebtedness or to fund our other liquidity needs, including capital expenditure requirements. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments or alliances. Our revolving credit facility and the indenture governing the Notes will restrict our ability to sell assets and use the proceeds from such sales. Additionally, we may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all. If we cannot service our indebtedness, it could impede the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business.
Federal and state statutes allow courts, under specific circumstances, to void guarantees of the Notes.
     The issuance of the guarantees by Terra Industries Inc and certain of its subsidiaries of the Notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state or foreign fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a guarantor’s unpaid creditors. Generally speaking and depending upon the specific law applicable to the situation, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the guarantor issued the guarantee of the notes:
•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

•	it was insolvent or rendered insolvent by reason of issuing the guarantee, or

•	it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature, then the court could void the obligations under the guarantee of the Notes, subordinate the guarantee of the Notes to that guarantor’s other obligations or take other action detrimental to holders of the Notes. If that occurs, the Notes could become structurally subordinated to other obligations of the guarantor.
     The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent conveyance had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:
•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
     We cannot be certain what standard a court would use to determine whether a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the Notes would not be voided or the guarantee of the Notes would not be subordinated to a guarantor’s other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the guarantee was incurred for less than fair consideration.
We may not be able to purchase the Notes upon a change of control, which would result in a default in the indenture governing the Notes and would adversely affect our business and financial condition.
     In the event of a “change of control” (as defined in the indenture governing the Notes), we may need to refinance large amounts of debt. If a change of control occurs, we must offer to buy back the Notes under our indenture for a price equal to 101% of the Notes’ principal amount plus any interest that has accrued and remains unpaid as of the repurchase date. In addition, a change of control as defined in the indenture would constitute an event of default under our revolving credit facilities, giving rise to a right of acceleration by the lenders thereunder. Our revolving credit facility and any future debt that we incur may also contain restrictions on repurchases in the event of a change of control or similar event. For example, under our current revolving credit facility, we are not permitted to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of the Notes except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the indenture. If a change of control were to occur, we may not have sufficient funds to pay our senior creditors and the purchase price of the outstanding Notes tendered, and we expect that we would require third-party financing to do so. However, we may not be able to obtain such financing on favorable terms, or at all.
     The definition of change of control as defined in the indenture governing the Notes includes, among other things, a disposition of “all or substantially all” of our assets. The phrase “all or substantially all” has no precise established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of our assets, and therefore it may be difficult for you to determine whether a change of control has occurred.
     The change of control provisions may not protect you in a transaction in which we incur a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, if the transaction does not involve a shift in voting power or beneficial ownership large enough to trigger a change of control as defined in the indenture governing the Notes. See “Description of Notes — Change of Control.”
The trading prices for the Notes will be directly affected by many factors, including our credit rating.
     Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the Notes, or the trading market for the Notes, to the extent a trading market for the Notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the Notes.
The agreement governing our revolving credit facilities contains and the covenants in the indenture governing the Notes will impose, and covenants contained in agreements governing indebtedness we incur in the future may impose, restrictions that may limit our operating and financial flexibility.
     The agreement governing our revolving credit facilities and the indenture governing the Notes will contain a number of significant restrictions and covenants that will limit our ability and the ability of our restricted subsidiaries to:
•	incur additional debt;

•	pay dividends on our capital stock or repurchase our capital stock;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	limit dividends or other payments by our restricted subsidiaries to us;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.
     Additionally, our future indebtedness may contain covenants more restrictive in certain respects than the restrictions contained in the agreement governing our revolving credit facilities and the indenture governing the Notes. Operating results below current levels or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with financial covenants that may be contained in any future indebtedness. If our indebtedness is in default for any reason, our business, financial condition and results of operations could be materially and adversely affected. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the Notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.
Risks Relating to Our Business
     Our results from operations have historically been influenced by a number of factors beyond our control which have, at times, had a significant effect on our operating results. Factors that may affect our operating results include: the relative balance of supply and demand for nitrogen fertilizers and industrial nitrogen, the availability and cost of natural gas, the number of planted acres — which is affected by both worldwide demand and governmental policies, the types of crops planted, the effect of general weather patterns on the timing and duration of field work for crop planting and harvesting, the effect of environmental regulation on supply and demand for our products, the availability of financing sources to fund seasonal working capital needs, and the potential for interruption to operations due to accidents or natural disasters.
If the global economic downturn continues or worsens, our business could be adversely impacted.
     In the latter part of 2008 and into 2009, the global economic downturn worsened and the nitrogen markets continued to weaken. We have experienced declining demand and falling prices for some of our products due to the general economic slowdown and our customers’ reluctance to replenish inventories. In particular, industrial demand for ammonia has remained relatively weak as the economy has struggled to recover. At the same time, the economic downturn has also reduced demand and pricing for natural gas, the primary raw material used in the production of nitrogen products, which has helped to reduce our production costs. In light of these varied and sometimes offsetting effects, the overall impact of the global economic downturn is difficult to predict and our business could be adversely impacted.
A substantial portion of Terra’s operating expense is related to the cost of natural gas, and an increase in such cost that is either unexpected or not accompanied by increases in selling prices of products could result in reduced profit margins and lower product production.
     The principal raw material used to produce nitrogen products is natural gas. Natural gas costs in 2008 and for the first nine months of 2009 comprised about 50% and 41%, respectively of total costs and expenses. A significant increase in the price of natural gas (which can be driven by, among other things, supply disruptions, governmental or regulatory actions, cold weather and oil price spikes) that is not hedged or recovered through an increase in the price of related nitrogen products could result in reduced profit margins and lower product production. We have previously idled one or more of our plants in response to high natural gas prices and may do so again in the future. A significant portion of our competitors’ global nitrogen production occurs at facilities with access to fixed-priced and/or product related natural gas supplies, similar to our gas supply contract in Trinidad. The natural gas costs for these competitors’ facilities have been and likely will continue to be substantially lower than our costs.
Declines in the prices of our products may reduce profit margins.
     Prices for nitrogen products are influenced by the global supply and demand conditions for ammonia and other nitrogen-based products. Long-term demand is affected by population growth and rising living standards that determine food consumption. Short-term demand is affected by world economic conditions and international trade decisions. Supply is affected by increasing worldwide capacity and the increasing availability of nitrogen product exports from major producing regions such as the former Soviet Union, Canada, the Middle East, Trinidad and Venezuela. New global ammonia capacity is expected abroad in the foreseeable future. If this anticipated growth in new capacity exceeds the growth in demand, the price at which we sell our nitrogen products may decline, resulting in reduced profit margins, lower production of products and potential plant closures. Supply in the U.S. and Europe is also affected by trade regulatory measures, which restrict import supply into those markets. Changes in those measures would likely adversely impact available supply and pricing.
Our products are subject to price volatility resulting from periodic imbalances of supply and demand, which may cause the results of our operations to fluctuate.
     Historically, prices for our products have reflected frequent changes in supply and demand conditions. Changes in supply result from capacity additions or reductions and from changes in inventory levels. Demand for products is dependent on demand for crop nutrients by the global agricultural industry and on the level of industrial production. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investment and increased production until supply exceeds demand, followed by periods of declining prices and declining capacity utilization until the cycle is repeated. In addition, markets for our products are affected by general economic conditions. As a result of periodic imbalances of supply and demand, product prices have been volatile, with frequent and significant price changes. During periods of oversupply, the price at which we sell our products may be depressed and this could have a material adverse effect on our business, financial condition and results of operations.
Our products are global commodities and we face intense competition from other producers.
     Our products are global commodities and can be subject to intense price competition from both domestic and foreign sources. Customers, including end-users, dealers and other crop-nutrient producers and distributors, base their purchasing decisions principally on the delivered price and availability of the product. We compete with a number of U.S. producers and producers in other countries, including state-owned and government-subsidized entities. The U.S. and the European Commission each have implemented trade regulatory measures which are designed to address this type of unfair trade. Changes in these measures could have an adverse impact on our sales and profitability of the particular products involved. Some of our principal competitors have greater total resources and are less dependent on earnings from nitrogen fertilizer sales. In addition, a portion of global production benefits from natural gas contracts that have been, and could continue to be, substantially lower priced than our natural gas. Our inability to compete successfully could result in the loss of customers, which could adversely affect sales and profitability.
Our business is subject to risks related to weather conditions.
     Adverse weather conditions may have a significant effect on demand for the our nitrogen products. Weather conditions that delay or intermittently disrupt field work during the planting and growing season may cause agricultural customers to use less or different forms of nitrogen fertilizer, which may adversely affect demand for the product that we sell. Weather conditions following harvest may delay or eliminate opportunities to apply fertilizer in the fall. Weather can also have an adverse effect on crop yields, which lowers the income of growers and could impair their ability to pay our customers.
     Weather and/or weather forecasts can dramatically affect the price of natural gas, our main raw material. Colder than normal winters as well as warmer than normal summers increase the natural gas demand for residential use. Also, hurricanes affecting the gulf coastal states can severely impact the supply of natural gas and cause prices to rise sharply.
Our risk measurement and hedging activities might not prevent losses.
     We manage commodity price risk for our businesses as a whole. Although we implemented risk measurement systems that use various methodologies to quantify the risk, these systems might not always be followed or might not always work as planned. Further, such risk measurement systems do not in themselves manage risk, and adverse changes involving volatility, adverse correlation of commodity prices and the liquidity of markets might still adversely affect earnings and cash flows, as well as the balance sheet under applicable accounting rules, even if risks have been identified. The ability to manage exposure to commodity price risk in the purchase of natural gas through the use of financial derivatives may be affected by limitations imposed by our bank agreement covenants.
     In an effort to manage financial exposure related to commodity price and market fluctuations, we have entered into contracts to hedge certain risks associated with our business, its assets and operations. In these hedging activities, we have used fixed-price, forward, physical purchase and sales contracts, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges. Nevertheless, no single hedging arrangement can adequately address all risks present in a given contract or industry. Therefore, unhedged risks will always continue to exist. We may not be able to successfully manage all credit risk and as such, future cash flows could be impacted by counterparty default.
We are substantially dependent on our manufacturing facilities, and any operational disruption could result in a reduction of sales volumes and could cause us to incur substantial expenditures.
     Our manufacturing operations may be interrupted if one or more of our facilities were to experience a major accident, equipment failure or damage by severe weather or other natural disaster. In addition, our operations are subject to hazards, such as fires, accidental releases or explosions, inherent in chemical manufacturing. These events may cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental contamination, and, in some cases, may result in suspension of operations and the imposition of civil or criminal penalties. For example, an explosion at our Port Neal, Iowa facility in 1994 required us to rebuild nearly the entire facility, and a June 1, 2006 explosion shut down the ammonia production plant in Billingham, England until repairs were completed in August 2006. In addition, approximately four weeks of unplanned outages at our Point Lisas Nitrogen facility during the 2006 third quarter to repair failing heat exchangers were only partly successful and the plant operated at about 80% of capacity until replacement exchangers were installed during a scheduled turnaround in early 2007. Also, a mechanical outage at the Courtright, Ontario facility in April 2001 required us to shut down that facility for approximately two months. We currently maintain property insurance, including business interruption insurance, but we may not have sufficient coverage to cover all our losses, or may be unable in the future to obtain sufficient coverage at reasonable costs.

We may incur costs or liabilities under environmental laws or regulations to which we are subject.
     Our operations and properties are subject to various foreign, federal, state, provincial and local environmental, safety and health laws and regulations, including laws relating to air emissions, the use and disposal of hazardous and solid materials and wastes, water discharges, investigation and remediation of contamination, transportation and worker health and safety. We could incur substantial costs, including capital expenditures for equipment upgrades, civil and criminal fines and penalties and third-party claims for damages, as a result of violations of or liabilities under environmental laws and regulations. In connection with the manufacturing, handling, transportation, storage and disposal of materials that are or may be classified as hazardous or toxic by foreign, federal, state, provincial or local agencies, Terra may be responsible under CERCLA or analogous laws if such materials have been or are disposed of or released at sites that require investigation and/or remediation, including for damages to natural resources. Under some of these laws, responsible parties may be held jointly and severally liable for such costs, regardless of fault or the legality of the original disposal or release.
     We have liability as a “potentially responsible party” at certain sites under certain environmental remediation laws, and have also been subject to related claims by private parties alleging property damage and possible personal injury arising from contamination relating to active as well as discontinued operations. We may be subject to additional liability or additional claims in the future. Some of these matters may require expenditure of significant amounts for investigation and/or cleanup or other costs.
     From time to time, our production of anhydrous ammonia has resulted in accidental releases that have temporarily disrupted our manufacturing operations and resulted in liability for administrative penalties and claims for personal injury. Although, to date, our costs to resolve these liabilities have not been material, we could incur significant costs if our liability coverage is not sufficient to pay for all or a large part of any judgments against us, or if our carrier refuses coverage for these losses.
We may be required to install additional pollution control equipment at certain facilities in order to maintain compliance with applicable environmental requirements.
     Continued government and public emphasis on environmental issues, including proposals to reduce emissions of carbon dioxide and other greenhouse gases, can be expected to result in increased future investments for environmental controls at ongoing operations. We may be required to install additional air and water quality control equipment, such as low emission burners, scrubbers, ammonia sensors and continuous emission monitors, at certain of our facilities in order to comply with applicable environmental requirements. Such investments would reduce income from future operations. Present and future environmental laws and regulations applicable to operations, more vigorous enforcement policies and discovery of unknown conditions may require substantial expenditures in excess of our estimates and may have a material adverse effect on results of operations, financial position or net cash flows.
Government regulation and agricultural policy may reduce the demand for our products.
     Existing and future government regulations and laws may reduce the demand for our products. Existing and future agricultural and/or environmental laws and regulations may impact the amounts and locations of fertilizer application and may lead to decreases in the quantity of nitrogen fertilizer applied to crops. Changes in U.S. energy policies may affect the demand for our nitrogen products. Any such decrease in the demand for fertilizer products could result in lower unit sales and lower selling prices for nitrogen fertilizer products. U.S. and E.U. governmental policies affecting the number of acres planted, the level of grain inventories, the mix of crops planted and crop prices could also affect the demand and selling prices of our products. In addition, we manufacture and sell AN in the U.S., and in the U.K. through our GrowHow joint venture. AN can be used as an explosive and was used in the Oklahoma City bombing in April 1995. It is possible that either the U.S. or U.K. governments could impose limitations on the use, sale or distribution of AN, thereby limiting our ability to manufacture or sell this product.
We are subject to risks associated with international operations.
     Our international business operations are subject to numerous risks and uncertainties, including difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations; unexpected changes in regulatory environments; currency fluctuations; tax rates that may exceed those in the United States; earnings that may be subject to withholding requirements; and the imposition of tariffs, exchange controls or other restrictions. During the year ended December 31, 2008, and the nine months ended September 30, 2009, we derived approximately 5% and 5%, respectively, of our net sales from outside of the United States. Terra’s business operations include a 50% interest in an ammonia production joint venture in the Republic of Trinidad and Tobago and a 50% interest in a U.K. joint venture for the production of ammonia.
We are exposed to risks associated with our joint venture investments.
     We participate in several joint ventures with third parties. Our joint venture partners may have shared or majority control over the operations of our joint ventures. As a result, our investments in joint ventures involve risks that are different from the risks involved in owning facilities and operations independently. These risks include the possibility that our joint ventures or our partners:
•	have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	are in a position to take action contrary to our instructions, requests, policies or objectives;

•	subject the property to liabilities exceeding those contemplated;

•	take actions that reduce our return on investment; or

•	take actions that harm our reputation or restrict our ability to run our business.
     In addition, we may become involved in disputes with our joint venture partners, which could lead to impasses or situations that could harm the joint venture, which could reduce our revenues, increase our costs and lower our profits.
Disruption in or increased costs of transportation services could have an adverse effect on our profitability.
     We depend on rail, barge, truck and pipeline transportation services to deliver nitrogen products to our customers, and transportation costs are a significant component of the total cost of supplying nitrogen products. Disruptions of these transportation services could temporarily impair our ability to supply nitrogen products to our customers. In addition, increases in our transportation costs, or changes in such costs relative to transportation costs incurred by our competitors, could have an adverse effect on our revenues and costs of operations.

USE OF PROCEEDS
          This Exchange Offer is intended to satisfy our obligations under the exchange and registration rights agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer.
          In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive the Original Notes in like principal amount. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled and cannot be reissued.
          Accordingly, the issuance of the Exchange Notes will not result in any increase in our indebtedness or capital stock.
          We used a portion of the net proceeds from the offering of the Original Notes to purchase Terra Capital’s 2017 Notes tendered in a tender offer we completed on October 27, 2009, and to pay related premiums, fees and expenses, and we used the remaining net proceeds, together with available cash, to pay a special cash dividend on December 11, 2009.

RATIO OF EARNINGS TO FIXED CHARGES
          The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items. Fixed charges represent interest expense, including amortization of deferred financing costs, and imputed interest on our lease commitments.

			Year Ended December 31,

	Q3 2009	Q3 2008	2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	4.5	8.0	8.3	5.8	1.4	1.9	1.9

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
     The following consolidated selected financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K (Items 6, 7 and 8 of our 2008 Annual Report on Form 10-K have been updated by the Current Report on Form 8-K filed with the SEC on September 30, 2009) for the year ended December 31, 2008, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and the consolidated financial statements and related notes of Terra Industries incorporated by reference herein. The consolidated selected financial data as of December 31, 2004, 2005, 2006, 2007 and 2008 and for the years then ended were derived from the audited consolidated financial statements and notes thereto of Terra Industries, including certain unaudited adjustments to the selected financial data as of December 31, 2004 and 2005 for the retrospective adoption of Financial Accounting Standards Board (“FASB”) Statement of financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51, effective January 1, 2009. The consolidated selected financial data as of September 30, 2008 and 2009 and the nine month periods then ended were derived from the unaudited condensed consolidated financial statements of Terra Industries, which contain all normal recurring adjustments necessary, in the opinion of management, to summarize the financial position and results of operations for the periods presented. You should not regard the results of operations for the nine months ended September 30, 2009, to be indicative of the results that may be expected for the full year.

						Nine months ended
	Year ended December 31,					September 30,
(dollars in millions)	2004	2005	2006	2007	2008	2008	2009
Consolidated Statement of Operations Data (1):
Revenues:
Product revenues	$1,292.9	$1,926.8	$1,816.0	$2,335.9	$2,880.3	$2,198.4	$1,216.5
Other income	2.1	4.0	3.7	7.0	11.2	9.6	3.8

Total revenues	1,295.0	1,930.8	1,819.7	2,342.9	2,891.5	2,208.0	1,220.3

Cost and Expenses:
Cost of sales	1,137.1	1,776.1	1,701.2	1,815.4	2,028.3	1,532.4	921.3
Selling, general and administrative expense	44.2	46.5	68.4	92.0	70.7	58.2	49.8
Equity earnings of North American affiliates (2)	—	(21.4)	(17.0)	(16.2)	(56.2)	(45.7)	(10.9)
Other (income) costs, net (3)	(17.9)	—	—	—	—	—	14.3

Total costs and expenses	1,163.4	1,801.2	1,752.6	1,891.2	2,042.8	1,544.9	974.5

Income from operations	$131.6	$129.6	$67.1	$451.7	$848.7	$663.1	$245.8

Net income before noncontrolling interest	$78.8	$35.8	$15.5	$252.2	$708.7	$528.7	$176.8
Less: Net income attributable to the noncontrolling interest	11.2	13.7	11.3	50.3	67.7	52.4	20.4

Net income attributable to Terra Industries Inc.	$67.6	$22.1	$4.2	$201.9	$641.0	$476.3	$156.4

Amounts attributable to Terra Industries Inc. common stockholders:
Income from continuing operations, net of tax	$65.7	$31.6	$4.7	$220.8	$632.8	$468.7	$155.6
Income (loss) from discontinued operations, net of tax	1.9	(9.5)	(0.5)	(18.9)	8.3	7.6	0.8
Less: Inducement payment of preferred stock conversion	—	—	—	—	5.3	5.2	—
Less: Preferred share dividends	1.0	5.1	5.1	5.1	3.9	3.8	0.1

Net income (loss) attributable to Terra Industries Inc. common stockholders:	$66.6	$17.0	$(0.9)	$196.8	$631.9	$467.3	$156.3

Per Share Data:
Basic income (loss) per common share attributable to Terra Industries Inc. common stockholders:
Continuing operations	$0.85	$0.28	$—	$2.38	$6.65	$5.01	$1.57
Discontinued operations	0.02	(0.10)	(0.01)	(0.21)	0.09	0.08	0.01

Basic income (loss) per common share	$0.87	$0.18	$(0.01)	$2.17	$6.74	$5.09	$1.58

Diluted income (loss) per common share attributable to Terra Industries Inc. common stockholders:
Continuing operations	$0.83	$0.28	$—	$2.07	$6.12	$4.47	$1.56
Discontinued operations	0.02	(0.10)	(0.01)	(0.17)	0.08	0.07	0.01

Diluted income (loss) per common share	$0.85	$0.18	$(0.01)	$1.90	$6.20	$4.54	$1.57

Cash dividends declared per common share	$—	$—	$—	$—	$0.30	$0.20	$0.30

Consolidated Balance Sheet Data (1):
Cash and cash equivalents	$233.8	$86.4	$179.0	$698.2	$966.7	$680.7	$1,000.8
Working capital (4)	251.1	282.5	311.1	512.2	927.3	668.4	1,108.2
Property, plant and equipment, net	679.0	628.3	628.8	389.7	403.3	407.0	435.4
Total assets	1,685.5	1,523.6	1,572.7	1,888.3	2,113.0	2,182.9	2,031.4
Total debt	435.2	331.3	331.3	330.0	330.0	330.0	330.0
Terra Industries preferred stock	133.1	115.8	115.8	115.8	1.5	2.0	0.5
Terra Industries stockholders’ equity	459.4	492.9	483.0	621.5	1,063.0	959.3	1,256.6

(1)	In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS 160). SFAS 160 improves the comparability and transparency of financial statements when reporting minority interest. Entities with a noncontrolling interest are required to clearly identify and present the ownership interest in the consolidated statement of financial position within equity, but separate from the parent’s equity. The amount of consolidated net income attributable to the parent and to the noncontrolling interest is identified and presented on the face of the consolidated statement of operations. SFAS 160 became effective for us on January 1, 2009. The adoption of SFAS 160 recharacterized minority interest as noncontrolling interest and reclassified minority interest as a component of equity on our financial statements. The adoption also recharacterized a portion of other comprehensive income (loss) by allocating a portion of other comprehensive income (loss) to the noncontrolling interest. Prior year financial statements have been reformatted in conformity to this presentation. In addition, we declared our Beaumont methanol facility as discontinued operations in 2008. All fiscal years presented reflect the classification of Beaumont’s financial results as discontinued operations.

(2)	During December 2004, we purchased Mississippi Chemical Company (“MCC”), which included MCC’s equity method investments.

(3)	The 2004 other (income) costs, net included $17.9 million attributable to an insurance recovery of product claim costs. The 2009 other net costs consisted of $14.3 million attributable to Terra’s due diligence defense costs related to CF’s unsolicited proposals for a business combination with us.

(4)	Current assets minus current liabilities.

DESCRIPTION OF OTHER INDEBTEDNESS
Revolving Credit Facilities
     We have entered into revolving credit facilities with a group of banks totaling $200 million that expire on January 31, 2012. Borrowing availability is generally based on 100% of eligible cash balances, 85% of eligible accounts receivable, 60% of eligible finished goods inventory and is reduced by outstanding letters of credit. These facilities include $50 million available only for the use of TNLP, one of our consolidated subsidiaries. Borrowings under the revolving credit facilities will bear interest at a floating rate plus an applicable margin, which can be either a base rate, or, at our option, a London Interbank Offered Rate (“LIBOR”). At September 30, 2009, the LIBOR rate was 0.26%. The base rate is the highest of (1) Citibank, N.A.’s base rate (2) the federal funds effective rate, plus one-half percent (0.50%) per annum and (3) the base three month certificate of deposit rate, plus one-half percent (0.50%) per annum, plus an applicable margin in each case. LIBOR loans will bear interest at LIBOR plus an applicable margin. The applicable margins for base rate loans and LIBOR loans were 0.50% and 1.75%, respectively, at September 30, 2009. The revolving facilities require an initial one-half percent (0.50%) commitment fee on the difference between committed amounts and amounts actually borrowed.
     The facilities require that there be no change of control related to Terra, such that no individual or group (within the meaning of the Exchange Act beneficially owns more than 35% of the outstanding voting shares of Terra. Such a change of control would constitute an event of default under the facilities.
     At September 30, 2009, we had no outstanding revolving credit borrowings and $8.0 million in outstanding letters of credit. The $8.0 million in outstanding letters of credit reduced our borrowing availability to $192.0 million at September 30, 2009. The facilities require that we adhere to certain limitations on additional debt, capital expenditures, acquisitions, liens, asset sales, investments, prepayments of subordinated indebtedness, changes in lines of business and transactions with affiliates. Under the $150 million facility, if our consolidated borrowing availability falls below $60 million, we are required to have achieved minimum operating cash flows or earnings before interest, income taxes, depreciation, amortization and other non-cash items (EBITDA) of $60 million during the most recent four quarters. Under the $50 million TNLP facility, if our borrowing availability as computed for that facility falls below $10 million, we are required to achieve EBITDA at TNCLP of $25 million during the most recent four quarters. A default under the $50 million facility results in a cross default to the $150 million facility.
     The facilities are secured by substantially all of our working capital. The Terra Capital revolving credit facility is secured by substantially all of our assets other than our real estate, our equipment, related assets material to the operation of real property and equipment, certain intercompany notes and the equity interests in TNCLP and the assets of TNCLP and TNLP. The TNLP revolving credit facility is secured by substantially all assets of TNCLP and TNLP.
     In connection with the offering of the Original Notes, we entered into amendments to each of the facilities, which permitted us to consummate the offering of the Original Notes, consummate the tender offer for Terra Capital’s 2017 Notes and pay a special cash dividend. The amendments also provided for an increase in the commitment fee under the $150 million facility from 0.50% to 0.75%, revised applicable margins, and certain other covenant adjustments. We also recently amended our $150 million facility to permit certain intercompany transfers.
Original Notes
     On October 26, 2009, we issued $600.0 million of our outstanding 7.75% senior notes due 2019. The form and terms of the Original Notes are the same as the form and terms of the Exchange Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and will not contain the exchange and registration rights and special interest provisions contained in the Original Notes. The Exchange Notes represent the same debt as the Original Notes. Both the Original Notes and the Exchange Notes are governed by the same indenture.

2017 Notes
     In February 2007, Terra Capital issued $330 million of 7% unsecured senior notes due in 2017. The 2017 Notes are unconditionally guaranteed by Terra and certain of its U.S. subsidiaries. The 2017 Notes and guarantees are unsecured and rank equal in right of payment with any existing and future senior obligations of such guarantors.
     On September 24, 2009, Terra Capital commenced a tender offer for any and all of the 2017 Notes and a related consent solicitation to eliminate substantially all the restrictive covenants and certain events of default and to modify certain other provisions of the indenture relating to the 2017 Notes. On October 27, 2009, Terra Capital completed its tender offer with approximately $317.5 million aggregate principal amount of the 2017 Notes tendered, representing 96.2% of the then outstanding 2017 Notes. As of the date of this prospectus, approximately $12.5 million of the 2017 Notes remain outstanding.

DESCRIPTION OF NOTES
General
     We issued the Original Notes and will issue the Exchange Notes under an indenture dated as of October 26, 2009 (the “Indenture”), among Terra Capital, Inc., as issuer (the “Issuer”), Terra Industries Inc., as parent guarantor (the “Parent”), certain subsidiaries of Parent as additional guarantors and U.S. Bank National Association, as trustee (the “Trustee”). As used below in this “Description of Notes” section, “Issuer” refers to Terra Capital, Inc. only.
     Any Original Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in the Exchange Offer, will be treated as a single class of securities under the Indenture.
     Unless the context otherwise requires, references in this “Description of Notes” include the Original Notes issued to the initial purchasers in a private transaction that was not subject to the Securities Act and the Exchange Notes offered hereby which have been registered under the Securities Act.
     The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available upon written request to Issuer as described below under “Where You Can Find More Information.” Definitions of certain terms are set forth under “— Certain Definitions.”
     Principal of the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of Issuer in the Borough of Manhattan, City of New York, which, unless otherwise provided by Issuer, will be the offices of the Trustee. Payment of interest will be made by check mailed to the addresses of the noteholders as such addresses appear in the Note register or, at the election of any noteholder in the manner prescribed by the Indenture, by wire transfer of immediately available funds.
     The Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
     The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.
Terms of the Notes
     The Notes are limited in an aggregate principal amount to $600.0 million and will mature on November 1, 2019. Subject to compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness,” Issuer can issue additional Notes from time to time in the future as part of the same series. Any additional Notes that Issuer issues in the future will be identical in all respects to the Notes offered hereby and will be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, except that if Notes issued in the future have different issuance prices, such Notes may not be fungible with Notes issued pursuant to this offering for U.S. federal income tax purposes.
     Interest on the Notes will accrue at the rate of 7.75% per annum and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2010, to holders of record at the close of business on the immediately preceding April 15 and October 15, respectively.
     Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Ranking
     The Notes and the Guarantees will rank equally with existing and future unsubordinated obligations of Issuer and the Guarantors, respectively. The Notes and the Guarantees will be structurally subordinated to the obligations of any Subsidiary of Parent that is not a Guarantor. If Issuer or a Guarantor incurs any Indebtedness in the future that provides by its terms that it is subordinated to the Notes or the Guarantee of Issuer or such Guarantor, as the case may be, the Notes or that Guarantee, as applicable, will rank senior to that Indebtedness.
     The Notes and the Guarantees thereof will be effectively subordinated to all secured indebtedness of ours and the Guarantors to the extent of the assets securing such Indebtedness and to all liabilities of our subsidiaries that do not guarantee the Notes. As of September 30, 2009, on an as adjusted basis after giving effect to the offering of the Notes and the application of proceeds as described under “Use of Proceeds,” we would have had no secured debt outstanding and $192.0 million of availability under our secured revolving credit facilities (of which $50.0 million is available for borrowings solely by TNLP), net of $8.0 million of outstanding letters of credit. For the year ended December 31, 2008, and the nine months ended September 30, 2009, the subsidiaries that are not guaranteeing the notes had net sales of $1.2 billion and $0.5 billion, respectively. As of September 30, 2009, these non-guarantor subsidiaries held $1.2 billion of our total assets and had $73.8 million of liabilities (including trade payables and liabilities attributable to noncontrolling interests).
Optional Redemption
     At any time prior to November 1, 2014, Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.
     Thereafter, the Notes will be redeemable at the option of Issuer, in whole or in part, at any time on or after November 1, 2014, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2014	103.875%
2015	102.583%
2016	101.292%
2017 and thereafter	100.000%
     Notwithstanding the foregoing, at any time on or prior to November 1, 2012, Issuer may at its option on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.750% of the principal amount, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Parent and its Subsidiaries); and
     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
Mandatory Redemption
     Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice
     If less than all the Notes issued under the Indenture are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis (or, in the case of Notes issued in global form as discussed under “Book-Entry, Delivery and Form,” based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or depositary requirements.
     No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.
     If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
Guarantees
     Parent and each of its Wholly Owned Subsidiaries that is a Domestic Subsidiary (other than Issuer) will fully and unconditionally guarantee all Obligations of Issuer under the Indenture and the Notes on a senior basis. Newly formed or acquired Domestic Subsidiaries, other than Immaterial Subsidiaries, are required to become Guarantors, as described under “— Additional Guarantees.”
     Each Guarantee (other than the Guarantee by Parent and each other parent company of Issuer) will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering such Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees of the Notes.”
     The Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon either of the following:
•	any sale, exchange or transfer by Parent or any Restricted Subsidiary to any Person that is not an affiliate of Parent of all of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of the Indenture; or

•	the designation of such Restricted Subsidiary as an Unrestricted Subsidiary or as an Immaterial Subsidiary in accordance with the provisions of the Indenture;
provided, in each such case, that Parent has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release is authorized and permitted under the Indenture.
Change of Control
     If a Change of Control occurs, each noteholder will have the right to require Issuer to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the provisions of the next paragraph.
     Within 30 days following any Change of Control, Issuer shall mail a notice to each noteholder, with a copy to the Trustee, stating

•	that a Change of Control has occurred and that such noteholder has the right to require Issuer to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);

•	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

•	the instructions as determined by Issuer, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.
     Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under any covenant of the Indenture by virtue of this compliance.
     The occurrence of a Change of Control would constitute a default under the Credit Facilities. In addition, Issuer’s ability to purchase the Notes for cash may be limited by Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any purchases required in connection with a Change of Control. Issuer’s failure to purchase the Notes in connection with a Change of Control would result in a default under the Indenture, which would, in turn, constitute a default under the Credit Facilities. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
     The definition of Change of Control includes a phrase relating to the sale, assignment, transfer, lease, conveyance or other disposition of “all or substantially all” of the properties or assets of Terra Industries and certain subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a noteholder to require us to repurchase its notes as a result of a sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of Terra Industries and certain subsidiaries taken as a whole to another person or group may be uncertain.
     The Issuer will not be required to make a Change of Control offer as described above following a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control offer.
     Notwithstanding anything to the contrary herein, a Change of Control offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control offer.
Certain Covenants
     The Indenture contains certain covenants, including, among others, the following:
     Limitation on Incurrence of Indebtedness
     Parent will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided that Parent or any Restricted Subsidiary may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0, so long as the aggregate Indebtedness incurred pursuant to this proviso by Restricted Subsidiaries that are not Guarantors does not exceed $150.0 million at any one time outstanding (this clause, the “Coverage Ratio Exception”).

     The foregoing paragraph will not prohibit incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):
     (1) the Notes issued on the Issue Date and any related Guarantees;
     (2) Indebtedness of Parent or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facilities);
     (3) Indebtedness of Parent or any Restricted Subsidiary under the Credit Facilities in an aggregate amount at any time outstanding pursuant to this clause (3) (including amounts outstanding on the date of the Indenture) not to exceed the greater of
•	$225.0 million; and

•	the sum of (x) 70% of the net book value of the inventory of Parent and the Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of Parent and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;
     (4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this paragraph (including the Exchange Notes and any Guarantees thereof), clause (2) of this paragraph (other than any Indebtedness owed to Parent or any of its Restricted Subsidiaries) or this clause (4);
     (5) Indebtedness owed by Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary; provided that
•	any such Indebtedness owed by Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

•	if such Indebtedness becomes held by a Person other than Parent or any Restricted Subsidiary, Parent or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);
     (6) (x) the guarantee by Issuer or any Guarantor of Indebtedness of Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;
     (7) Hedging Obligations;
     (8) industrial revenue bonds or similar tax-exempt Indebtedness, Purchase Money Indebtedness and Capital Lease Obligations of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of Parent or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount not to exceed $25.0 million at any time outstanding;
     (9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $50.0 million at any time outstanding;
     (10) Indebtedness represented by letters of credit in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements of Parent or any Restricted Subsidiary in the ordinary course of business;
     (11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of Parent or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

     (12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;
     (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of incurrence;
     (14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
     (15) Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that Parent or any of its Subsidiaries uses or sells in the ordinary course of business;
     (16) Indebtedness the net proceeds of which are used solely to pay Federal, state or local taxes arising as a result of any recharacterization of TNCLP or TNLP as an association taxable as a corporation as a result of changes after the Issue Date in law, regulation or the interpretation thereof by governmental authorities;
     (17) Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either
•	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

•	the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;
     (18) the guarantee by Parent or any Restricted Subsidiary of up to $25.0 million at any one time of Indebtedness of Joint Ventures; and
     (19) additional Indebtedness in an aggregate amount not to exceed the greater of (x) $75.0 million and (y) 4% of the Total Assets at any time outstanding.
     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (3) above) and may later reclassify such item into any one or more of the categories of Indebtedness described above (provided that at the time of reclassification it meets the criteria in such category or categories). The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.
     Notwithstanding the foregoing, Parent will not, and will not permit Issuer or any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Parent, Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Issuer or such Guarantor, as the case may be.

Limitation on Restricted Payments
     Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or make a Restricted Payment if
     (1) a Default has occurred and is continuing or would result therefrom;
     (2) Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or
     (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clause (2), (3), (4), (5), (6), (7), (8), (9), (10) or (11) of the next paragraph) would exceed the sum (the “Basket”) of:
     (a) the sum of (i) $275.0 million and (ii) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from June 30, 2009 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (b) the aggregate Net Cash Proceeds received by Parent from the issuance and sale (other than to a Subsidiary of Parent) of Qualified Stock subsequent to the Issue Date; plus
     (c) the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on Parent’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by Parent or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by Parent or any Restricted Subsidiary from the issuance and sale (other than to a Subsidiary of Parent) of such Indebtedness or Disqualified Stock; plus
     (d) to the extent not included in the calculation of the Consolidated Net Income referred to in (a), an amount equal to, without duplication;
•	100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by Parent or any Restricted Subsidiary since the Issue Date; plus

•	the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to Parent or any Restricted Subsidiary from such Person; plus

•	to the extent that the Basket was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary.
     As of June 30, 2009, the amount available for Restricted Payments pursuant to the equivalent of clause (a)(ii) above in the indenture governing our 7% Senior Notes due 2017 was approximately $274 million.
     The provisions of the foregoing paragraph shall not prohibit the following:
     (1) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under the Indenture;
     (2) dividends on the Capital Stock of Parent in an amount not to exceed $15.0 million in any fiscal quarter;

     (3) a one-time dividend on the Capital Stock of the Parent in an amount not to exceed $750 million and declared and paid prior to January 31, 2010;
     (4) any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Parent) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of Parent) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof;
     (5) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of Parent pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (all as determined in good faith by the Board of Directors);
     (6) payments by Parent or any Restricted Subsidiary in respect of Indebtedness of Parent or any Restricted Subsidiary owed to Parent or another Restricted Subsidiary;
     (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;
     (8) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that, at the time of the issuance of such Designated Preferred Stock and after giving pro forma effect thereto, Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;
     (9) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Disqualified Stock issued in accordance with the covenant described under “— Limitation on Incurrence of Indebtedness”;
     (10) repurchases of the Capital Stock of the Parent pursuant to a stock buyback program of the Parent so long as before and after giving effect to such repurchases the Consolidated Leverage Ratio is less than 3.0 to 1.0; provided that any such repurchases of Capital Stock shall not be exceed $25.0 million in any twelve month period and shall not exceed $75.0 million in the aggregate; or
     (11) Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of $45.0 million and 3% of Total Assets at the time made.
Limitation on Liens
     Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien that secures any Indebtedness on any asset of Parent or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such a Lien; provided that if the obligations so secured are subordinated by their terms to the Notes or a Guarantee, the Lien securing such obligations will also be so subordinated by its terms to the Notes and the Guarantees at least to the same extent.

Limitation on Transactions with Affiliates
     Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or series of related transactions, Transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of Parent (an “Affiliate Transaction”), unless the terms thereof are no less favorable to Parent or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person that is not such an affiliate.
     The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $10.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions.
     If Parent or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $30.0 million, then prior to the consummation of that Affiliate Transaction, Parent must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the noteholders, and deliver that opinion to the Trustee.
     The provisions of the three foregoing paragraphs will not prohibit the following:
     (1) transactions exclusively between or among (a) Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no affiliate of Parent (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;
     (2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;
     (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between Parent and/or one or more Subsidiaries, on the one hand, and any other Person with which Parent or such Subsidiaries are required or permitted to file a consolidated tax return or with which Parent or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Parent and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;
     (4) Restricted Payments which are made in accordance with the covenant described under “— Limitation on Restricted Payments” and Investments constituting Permitted Investments;
     (5) any transaction with an affiliate where the only consideration paid by Parent or any Restricted Subsidiary is Qualified Stock;
     (6) the provision of management, financial and operational services by Parent and its Subsidiaries to affiliates of Parent in which Parent or any Restricted Subsidiary has an Investment and the payment of compensation for such services; provided that the Board of Directors has determined that the provision of such services is in the best interests of Parent and the Restricted Subsidiaries;
     (7) transactions between Parent or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the Indenture;
     (8) transactions with a Person that is an affiliate solely because Parent or any Restricted Subsidiary owns Capital Stock in such Person; provided that no affiliate of Parent (other than a Restricted Subsidiary) owns Capital Stock in such Person;
     (9) purchases and sales of raw materials or inventory in the ordinary course of business on market terms; or

     (10) any agreement as in effect as of the Issue Date, or any amendment thereto or renewal or replacement thereof (so long as any such amendment, renewal or replacement is not disadvantageous to the holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date).
Limitation on Asset Sales
     Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
     (i) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets (the value of such consideration and the value of such assets both measured as of the date of the definitive agreement with respect to such Asset Sale) included in such Asset Sale; and
     (ii) except in the case of a Permitted Asset Swap, at least 75% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments or assets referred to in clause (c) below, in each case, valued at the Fair Market Value thereof, or a combination of the foregoing.
     For purposes of clause (ii) above, the following shall be deemed to be cash:
•	the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Asset Sale and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

•	the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received); and

•	any Designated Non-cash Consideration received by Parent or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this provision that is at that time outstanding, not to exceed 2% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
     If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.
     If Parent or any Restricted Subsidiary engages in an Asset Sale, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:
     (a) to repay or otherwise retire amounts owing under the Credit Facilities in accordance with the Credit Facilities;
     (b) to repay or otherwise retire amounts owing under other Indebtedness (other than Subordinated Obligations) and to correspondingly reduce commitments with respect thereto; and/or
     (c) to make (i) an investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business or (ii) capital expenditures that will be used in the Permitted Business or, in each case of (i) and (ii), enter into a binding commitment for any such investment or expenditure; provided that such binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such investment or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period. If the investment or expenditure contemplated by such binding commitment is not consummated on or before the 180th day, such Net Available Proceeds shall be deemed not to have been applied or invested as provided in this paragraph.
The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”
     When the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, Issuer will be required to make an offer to purchase from all noteholders an aggregate principal amount of Notes equal to the amount of such Excess Proceeds (a “Net Proceeds Offer”) in accordance with the procedures set forth in the Indenture.
     The offer price for the Notes will be payable in cash and will be equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), subject to the rights of holder of Notes on the relevant record date to receive interest due on the relevant interest payment date. If the aggregate Offered Price of Notes validly tendered and not withdrawn by noteholders thereof exceeds the amount of Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds shall be reduced to zero.
     To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds (such shortfall constituting a “Net Proceeds Deficiency”), Issuer may use the Net Proceeds Deficiency, or a portion thereof, for any purpose not prohibited by the Indenture.
     In the event of the Transfer of substantially all (but not all) of the assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “— Merger, Consolidation and Sale of Assets,” the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of Parent and the Restricted Subsidiaries not so Transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).
     Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of this compliance.
Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries
     Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (a) pay dividends or make any other distributions on its Capital Stock to Parent or any other Restricted Subsidiary or pay any Indebtedness owed to Parent or any other Restricted Subsidiary;
     (b) make any loans or advances to, or guarantee any Indebtedness of, Parent or any other Restricted Subsidiary, or
     (c) Transfer any of its assets to Parent or any other Restricted Subsidiary, except:
     (1) any encumbrance or restriction (A) pursuant to an agreement in effect at or entered into on the Issue Date (including the Indenture and the Credit Facilities), as such encumbrance or restriction is in effect on the Issue Date and (B) in the Credit Facilities having the effect of restricting Issuer or any Restricted Subsidiary from taking any of the actions described in clauses (a), (b), or (c) above with respect to, Parent or any intermediate holding Company between Parent and Issuer;
     (2) restrictions on the Transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;
     (3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under the Indenture pending the closing of such sale;
     (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;
     (5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the Transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, Joint Venture or similar Person;
     (6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of the definition of “Permitted Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;
     (7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;
     (8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;
     (9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder;
     (10) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement in effect on or prior to the date on which such Restricted Subsidiary became a Subsidiary of Parent (and, in the case of any Indebtedness of any such Restricted Subsidiary, any Refinancing thereof);
     (11) any encumbrances or restrictions with respect to a Foreign Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Foreign Subsidiary, so long as such encumbrances or restrictions apply to only such Foreign Subsidiary or any Subsidiary of such Foreign Subsidiary; and
     (12) any restriction imposed by applicable law.
Limitation on Sale and Leaseback Transactions
     Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:
(1) Parent or such Restricted Subsidiary could have

•	incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Incurrence of Indebtedness,” and

•	incurred a Lien to secure such Indebtedness pursuant to the covenant described under “— Limitation on Liens”;

     (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and
     (3) the Transfer of the asset in such Sale and Leaseback Transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with, the covenant described under “— Limitation on Asset Sales.”
Payments for Consent
     Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Additional Guarantees
     If Parent or any Restricted Subsidiary Transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary or any Immaterial Subsidiary) after the date of the Indenture, then that newly acquired or created Restricted Subsidiary shall, within ten business days of the date on which it was acquired or created, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until released in accordance with the terms of the Indenture as described under “— Guarantees.”
     If TNCLP becomes a Wholly Owned Subsidiary, TNCLP and TNLP shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which TNCLP and TNLP shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, each of TNCLP and TNLP shall be a Guarantor for all purposes of the Indenture until released in accordance with the Indenture as described under “— Guarantees.”
Merger, Consolidation and Sale of Assets
     (A) Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Parent to Transfer) all or substantially all of Parent’s assets (determined on a consolidated basis for Parent and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless
     (1) either
     (a) Parent is the surviving or continuing Person; or
     (b) the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Transferee of such assets (the “Parent Surviving Entity”):
     (x) is a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and
     (y) expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the Obligations of Parent under its Guarantee and the performance of every covenant under Parent’s Guarantee, the Indenture and the Exchange and Registration Rights Agreement on the part of Parent to be performed or observed; and
     (2) each of the conditions specified in paragraph (D) below is satisfied.
     For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Parent, the Capital Stock of which constitutes all or substantially all of the assets of Parent (determined on a consolidated basis for Parent and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Parent.
     The Indenture provides that upon any consolidation or merger in which Parent is not the continuing corporation, or any Transfer of all or substantially all of the assets of Parent in accordance with the foregoing, the Parent Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under its Guarantee, the Indenture and the Exchange and Registration Rights Agreement with the same effect as if such Parent Surviving Entity had been named as such.
     (B) Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Issuer to Transfer) all or substantially all of Issuer’s assets (determined on a consolidated basis for Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless
     (1) either
     (a) Issuer is the surviving or continuing Person; or
     (b) the Person (if other than Issuer) formed by such consolidation or into which Issuer is merged or the Transferee of such assets (the “Issuer Surviving Entity”):
     (x) is a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and
     (y) expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes, the Indenture and the Exchange and Registration Rights Agreement on the part of Issuer to be performed or observed; and
     (2) each of the conditions specified in paragraph (D) below is satisfied.
     For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Issuer, the Capital Stock of which constitutes all or substantially all of the assets of Issuer (determined on a consolidated basis for Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Issuer.
     The Indenture provides that upon any consolidation or merger in which Issuer is not the continuing corporation or any Transfer of all or substantially all of the assets of Issuer in accordance with the foregoing, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Notes, the Indenture and the Exchange and Registration Rights Agreement with the same effect as if such Issuer Surviving Entity had been named as such.
     (C) No Guarantor (other than Parent) will, and Parent will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless
     (1) either
     (a) such Guarantor shall be the surviving or continuing Person; or
     (b) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor’s Guarantee, the Indenture and the Exchange and Registration Rights Agreement on the part of such Guarantor to be performed or observed; and

     (2) each of the conditions specified in paragraph (D) below (other than clause (1) thereof) is satisfied.
     The requirements of this paragraph (C) shall not apply to (x) a consolidation or merger of any Guarantor with and into Issuer or any other Guarantor, so long as Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of any Guarantor that complies with the covenant described under “— Limitation on Asset Sales.”
     (D) The following additional conditions shall apply to each transaction described in paragraph (A), (B) or (C), except that clause (1) below shall not apply to a transaction described in paragraph (C):
     (1) immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent (or the Parent Surviving Entity, if applicable)
     (x) could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or
     (y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger; and
     (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing; and
     (3) Parent shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable.
SEC Reports
     Whether or not Issuer is then subject to Section 13 (a) or 15 (d) of the Exchange Act, Issuer and the Guarantors will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that Issuer would be required to file with the Commission pursuant to Section 13 (a) or 15 (d) if Issuer were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Issuer would be required so to file such documents if Issuer were so subject, unless, in any case, if such filings are not then permitted by the Commission.
     If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, Issuer will, within 15 days of each Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that Issuer would be required to file with the Commission pursuant to Section 13 (a) or 15 (d) of the Exchange Act if Issuer were subject to such Section 13 (a) or 15 (d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Issuer’s cost.
     So long as the rules and regulations of the Commission would allow (including pursuant to any applicable exemptive relief) the Issuer to file periodic reports or information (if they were required by the Exchange Act to file such reports or information) on a consolidated or combined basis, the Issuer will be deemed to have satisfied its requirements in the above paragraphs if Parent files the reports and other information of the types otherwise so required within the applicable time periods. Parent or the Issuer, as applicable, also will comply with the other provisions of TIA § 314(a).
Conduct of Business
     Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Covenant Suspension
     If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:
     (1) “— Limitation on Incurrence of Indebtedness”;
     (2) “— Limitation on Restricted Payments”;
     (3) “— Limitation on Transactions with Affiliates”;
     (4) “— Limitation on Asset Sales”;
     (5) “— Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries”;
     (6) “— Limitation on Sale and Leaseback Transactions”;
     (7) “Additional Guarantees”;
     (8) clause D(1) of “Merger, Consolidation and Asset Sales”;
     (9) “Conduct of Business”; and
     (10) “— Change of Control”;
     In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) Parent or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”
     On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph under “— Limitation on Incurrence of Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Limitation on Restricted Payments” will be made as though the covenant described under “— Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “— Limitation on Restricted Payments” (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of “— Limitation on Restricted Payments”). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Parent or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the “Limitation on Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.
     There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Events of Default
     Any of the following shall constitute an Event of Default:
     (1) default for 30 days in the payment when due of interest on any Note;
     (2) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;
     (3) failure to perform or comply with the covenant described under “— Change of Control”;
     (4) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than any specified in clause (1), (2) or (3) above) which failure continues for 60 days after written notice thereof has been given to Issuer by the Trustee or to Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;
     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which
•	is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or

•	results in the acceleration of such Indebtedness prior to its Stated Maturity;

•	and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;
     (6) one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against Parent or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;
     (7) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging Issuer, Parent or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer, Parent or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;
     (8) Issuer, Parent or any of its Significant Subsidiaries:
•	commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

•	consents to the entry of a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Issuer, Parent or any of its Significant Subsidiaries; or

•	files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

•	consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property; or

•	makes an assignment for the benefit of creditors; or

•	admits in writing its inability to pay its debts generally as they become due; or

•	takes corporate action in furtherance of any such action; or
     (9) the Guarantee of Parent or any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or is found invalid or Parent or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).
     If an Event of Default occurs and is continuing (other than an Event of Default described in clause (7) or (8) above with respect to Issuer or Parent), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (7) or (8) above occurs with respect to Issuer or Parent, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
     Except to enforce the right to receive payment of principal or interest when due, no noteholder may pursue any remedy with respect to the Indenture or the Notes unless:
•	such holder has previously given the Trustee notice that an Event of Default is continuing;

•	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

•	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity;

•	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.
     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each noteholder notice of the Default within 90 days after it occurs. Notwithstanding the foregoing, except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is in the interest of the noteholders. In addition, Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Issuer is taking or proposes to take in respect thereof.
Amendments and Waivers
     Except as provided below, the Notes and the Indenture may be amended with the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.
     Without the consent of each holder of an outstanding Note affected thereby, no amendment or waiver may:
•	reduce the principal of or change the fixed maturity of any Note;

•	alter the provisions with respect to the redemption or purchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes (other than the provisions of the Indenture relating to any offer to purchase required under the covenants described under “— Change of Control”);

•	waive a redemption or purchase payment due with respect to any Note;

•	reduce the rate of or change the time for payment of interest on any Note;

•	waive a Default in the payment of principal or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);

•	make the principal of or interest on any Note payable in money other than United States Dollars;

•	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

•	make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;

•	release Parent or any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with the Indenture; or

•	make any change in the amendment and waiver provisions of the Indenture.
     Without the consent of any noteholder, Issuer and the Trustee may amend Notes and the Indenture:
•	to cure any ambiguity, defect or inconsistency;

•	to provide for the assumption by a successor Person of the obligations of Parent, Issuer or any Guarantor under the Indenture in accordance with the covenant described under “— Merger, Consolidation and Sale of Assets”;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

•	to add a Guarantor;

•	to release Parent or a Guarantor from its Guarantee when permitted by the Indenture;

•	to add to the covenants of Parent or Issuer for the benefit of the noteholders or to surrender any right or power conferred upon Parent or Issuer;

•	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

•	to make any other change that does not materially adversely affect the rights of any noteholder; or

•	to conform the text of the Indenture, the Guarantees or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes, which intent may be evidenced by an officers’ certificate to that effect.
     The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
     After an amendment or waiver under the Indenture becomes effective, Issuer is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.
Transfer
     Notes will be issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. No service charge will be made for any registration of transfer or exchange of Notes, but Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
Discharge of Indenture and Defeasance
     The Indenture will, subject to certain surviving provisions, cease to be of further effect when:
     (1) Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or
     (2) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption as described above, and Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case Issuer pays all other sums payable under the Indenture by Issuer. The Trustee will acknowledge satisfaction and discharge of the Indenture on demand of Issuer accompanied by an officers’ certificate and an opinion of counsel and at the cost and expense of Issuer.
     Subject to the conditions to defeasance described below and in the Indenture and the survival of certain provisions, Issuer at any time may terminate:
     (1) all its obligations under the Notes and the Indenture (“legal defeasance option”); or
     (2) its obligations under certain restrictive covenants and the related Events of Default (“covenant defeasance option”).
     Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default referred to in clause (2) of the immediately preceding paragraph.
     In order to exercise either defeasance option, Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law).
Concerning the Trustee
     U.S. Bank National Association is the Trustee under the Indenture and has been appointed by Issuer as Registrar and Paying Agent with regard to the Notes.
     The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any noteholder, unless such noteholder shall have offered to the Trustee reasonable security or indemnity reasonably acceptable to it against any cost, expense and liabilities which might be incurred by it in compliance with such request.
Governing Law
     The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Certain Definitions
     “Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into Parent or a Restricted Subsidiary, or Indebtedness expressly assumed or incurred by Parent or any Restricted Subsidiary in connection with the acquisition of an the stock or any asset or assets from another Person.
     “affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
     (1) 1.0% of the principal amount of such Note; and
     (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2014 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through November 1, 2014

(excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note.
     “Asset Sale” means any Transfer by Parent or any Restricted Subsidiary of:
•	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

•	all or substantially all the assets of any division, business segment or comparable line of business of Parent or any Restricted Subsidiary; or

•	any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary.
     Notwithstanding the foregoing, the term “Asset Sale” shall not include:
     (1) for purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales,” a Transfer that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” or “— Merger, Consolidation and Sale of Assets”;
     (2) sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof;
     (3) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of Parent or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit Parent or any Restricted Subsidiary from using the technologies licensed and do not require Parent or any Restricted Subsidiary to pay any fees for any such use;
     (4) a Transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of Parent or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under the Indenture;
     (5) a Transfer involving only Temporary Cash Investments or inventory in the ordinary course of business;
     (6) any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;
     (7) the lease or sublease of any real or personal property in the ordinary course of business;
     (8) the sale at cost of equipment pursuant to a program in which participants agree to purchase or construct and maintain specific spare parts necessary to operate production facilities in the Permitted Business; or
     (9) a Transfer of assets having a Fair Market Value and a sale price of less than $5.0 million.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).
     “Bank Collateral Agent” means the Person designated as such under the Credit Facilities or a Person otherwise performing the duties typical of a collateral agent under a credit facility like the Credit Facilities.
     “Basket” has the meaning set forth under “— Certain Covenants — Limitation on Restricted Payments.”
     “Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
     “Change of Control” means the occurrence of any of the following events:
     (1) Issuer ceases to be a Wholly Owned Subsidiary of Parent;
     (2) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 35% or more of the voting power of the total outstanding Voting Stock of Parent;
     (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66 2/3% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
     (4) Parent consolidates with or merges with or into another Person or another Person merges with or into Parent, or all or substantially all the assets of Parent and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person, and, in the case of any such merger or consolidation, the securities of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or
     (5) Parent or Issuer liquidates or dissolves or the stockholders of Parent adopt a plan of liquidation or dissolution.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (b) Consolidated Fixed Charges for such four fiscal quarters; provided that:
     (1) (A) if Parent or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period, and (B) if Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such repayment, repurchase, defeasance or discharge as if such Indebtedness has been repaid, repurchased, defeased or otherwise discharged on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred or repaid under a revolving credit or similar arrangement (other than any such Indebtedness that has been permanently repaid and has not been replaced, which will be calculated in accordance with clause (B)), the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);
     (2) if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets in an Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
     (3) if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and
     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets in an Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period.
     For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be (i) based on the reasonable good faith judgment of a responsible financial or accounting officer of Parent and (ii) set forth in a certificate delivered to the Trustee from such officer (it may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such transaction (which are being given pro forma effect) that are reasonably expected to be realized in the twelve month period immediately subsequent to such transaction). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).
     “Consolidated Fixed Charges” means, with respect to any period, the sum (without duplication) of:
     (1) the interest expense of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation:
•	amortization of debt issuance costs and debt discount;

•	the net payments, if any, under Interest Rate Agreements (including amortization of discounts);

•	the interest portion of any deferred payment obligation;

•	accrued interest;

•	commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings;
     (2) the interest component of the Capital Lease Obligations paid or accrued during such period;
     (3) all interest capitalized during such period;
     (4) interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of “Indebtedness”; and
     (5) the product of
•	the amount of all dividends on any series of Preferred Stock of Parent and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times;

•	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal;
excluding, however, any amount of such interest of any Restricted Subsidiary if the net income (or loss) of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) of the proviso in the definition of “Consolidated Net Income” (but only in the same proportion as the net income (or loss) of such Restricted Subsidiary is so excluded from the calculation of Consolidated Net Income).
     “Consolidated Leverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the aggregate amount of EBITDA of Parent and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.
     “Consolidated Net Income” means, for any period, the net income (or loss) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:
     (1) any extraordinary, non-recurring or unusual gains or losses or expenses;
     (2) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);
     (3) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;
     (4) any gain or loss realized upon the sale or other disposition of (x) any asset (including pursuant to Sale and Leaseback Transactions) that is not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person; and
     (5) the cumulative effect of a change in accounting principles;

provided further that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal.
     “Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness.”
     “Credit Facilities” means one or more unsubordinated credit agreements, including (i) the Amended and Restated Revolving Credit Agreement dated December 21, 2004 among Issuer, Terra UK, Terra Mississippi Holdings Corp., the guarantors party thereto, the lenders party thereto and Citicorp USA, Inc., as administrative agent, and (ii) the Credit Agreement dated December 21, 2004 among TNLP, TNCLP, the lenders party thereto and Citicorp USA, Inc., as administrative agent, and in each case including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, or any agreement or indenture Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, and any successor or replacement credit facilities or indentures with the same or any other agents, creditor, lender or group of creditors or lenders.
     “Credit Facility Obligations” means (i) all Indebtedness outstanding under any Credit Facility, (ii) all other Obligations of the Issuer or any Guarantor under or with respect to any Credit Facility, including without limitation, Obligations in respect of cash management services or Hedging Obligations that are included as “Obligations” under and as defined in any Credit Facility, and (iii) all other Obligations of the Issuer or any Guarantor in respect of cash management services or Hedging Obligations that (pursuant to this clause (iii)) are designated by the Issuer to be “Credit Facility Obligations” for the purposes of the Indenture.
     “Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of Parent, less the amount of Temporary Cash Investments received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.
     “Designated Preferred Stock” means preferred stock of Parent that is designated as Designated Preferred Stock pursuant to an officers’ certificate executed by the principal executive officer and the principal financial officer of Parent on the issuance date thereof, the Net Cash Proceeds of which do not increase the Basket and are not used for purposes of clause (4) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”
     “Discharge” means, with respect to the Credit Facility Obligations, the payment in full in cash of the principal of, premium, if any, and interest on all Credit Facility Obligations and, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Facilities, in each case after or concurrently with termination of all commitments thereunder, and payment in full in cash of any other Credit Facility Obligations that are due and payable at or prior to the time such principal, premium and interest are paid.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or

     (2) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes and for consideration that is not Qualified Stock;
provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Parent or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption “— Change of Control” and such Capital Stock specifically provides that Parent or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “— Change of Control.”
     “Domestic Subsidiary” means a Restricted Subsidiary of Parent that is not a Foreign Subsidiary.
     “EBITDA” for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:
     (1) Consolidated Fixed Charges;
     (2) income tax expense determined on a consolidated basis in accordance with GAAP;
     (3) depreciation expense determined on a consolidated basis in accordance with GAAP;
     (4) amortization expense determined on a consolidated basis in accordance with GAAP; and
     (5) all other non-cash items reducing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of, or reserve for, cash disbursements to be made in any subsequent period and (y) the amount attributable to non-controlling interests) for such period;
provided that EBITDA shall be reduced by all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to non-controlling interests).
     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments and governmental regulations applicable to such Subsidiary or its stockholders.
     “Equity Offering” means a public offering or private placement of Capital Stock of Parent or Issuer (other than Disqualified Stock).
     “Exchange and Registration Rights Agreement” means the Exchange and Registration Rights Agreement with respect to the Original Notes dated as of October 26, 2009, among the Issuer, the Guarantors and the initial purchasers of the Original Notes.
     “Exchange Notes” means any notes issued in exchange for the Original Notes pursuant to the Exchange and Registration Rights Agreement.

     “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $30.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion delivered to the Trustee.
     “Foreign Subsidiary” means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect and adopted by Parent on the date of the Indenture.
     “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation.
     “Guarantee” means a full and unconditional senior guarantee of the Notes pursuant to the Indenture.
     “Guarantor” means (1) each of the following:
•	Beaumont Ammonia Inc., a Delaware corporation;

•	Beaumont Holdings Corporation, a Delaware corporation;

•	BMC Holdings Inc., a Delaware corporation;

•	Port Neal Corporation, a Delaware corporation;

•	Terra Capital Holdings, Inc., a Delaware corporation;

•	Terra Environmental Technologies Inc., a Delaware corporation;

•	Terra Global Holding Company Inc., a Delaware corporation;

•	Terra Industries Inc., a Maryland corporation;

•	Terra International, Inc., a Delaware corporation;

•	Terra International (Oklahoma) Inc., a Delaware corporation;

•	Terra Investment Fund LLC, an Oklahoma limited liability company;

•	Terra Investment Fund II LLC, an Oklahoma limited liability company;

•	Terra LP Holdings LLC, a Delaware limited liability company;

•	Terra Methanol Corporation, a Delaware corporation;

•	Terra Nitrogen Corporation, a Delaware corporation;

•	Terra Real Estate Corporation, an Iowa corporation;

•	Terra (UK) Holdings Inc., a Delaware corporation;

•	Terra Mississippi Holdings Corp., a Mississippi corporation;

•	Terra Mississippi Nitrogen, Inc., a Delaware corporation;

•	Terra Houston Ammonia, Inc., a Delaware corporation; and

•	Terra Nitrogen GP Holdings Inc., a Delaware corporation;
and (2) any other Restricted Subsidiary of Parent that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with the Indenture.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes.
     “Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of Parent that is designated by Parent as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of Parent’s Total Assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of Parent’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.
     “incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term “incurrence” when used as a noun shall have a correlative meaning.
     “Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:
     (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;
     (2) all Capital Lease Obligations of such Person;
     (3) all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person;
     (4) net obligations of such Person under Interest Rate Agreements or Currency Agreements;

     (5) all Disqualified Stock issued by such Person and all Preferred Stock issued by any Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;
     (6) to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (5) above; and
     (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.
     For the avoidance of doubt, “Indebtedness” shall not include:
•	current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;

•	deferred tax obligations;

•	non-controlling interest;

•	non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and

•	obligations of Parent or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of the Indenture.
     “Independent Financial Advisor” means a firm:
•	which does not, and whose directors, officers or affiliates do not, have a material financial interest in Parent or any of its Subsidiaries; and

•	which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.
     “interest” means, with respect to the Original Notes, the sum of any interest and any Special Interest on the Original Notes, and with respect to the Exchange Notes, the sum of any interest on the Exchange Notes.
     “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

     “Inventory” has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.
     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person; provided that Parent’s purchase of a 50% undivided interest in Agrium’s Carseland, Alberta, Canada nitrogen production assets and certain U.S. assets as announced on October 19, 2009, or any similar related transaction, shall constitute an Investment irrespective of the final structure of such transaction. “Investment” excludes (a) any Restricted Payment of the type described in clause (2) of the definition “Restricted Payment” and (b) any purchase or acquisition of Indebtedness of Parent or any of its Subsidiaries.
     For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “Certain Covenants — Limitation on Restricted Payments”:
     (1) “Investment” shall include the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;
     (2) any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and
     (3) if Parent or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, Parent shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by Parent or such Restricted Subsidiary immediately following any such Transfer or issuance.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.
     “Issue Date” means October 26, 2009.
     “Issuer Surviving Entity” has the meaning set forth under “— Merger, Consolidation and Sale of Assets.”
     “Joint Venture” means a Person in which Parent, directly or indirectly through its Subsidiaries, holds 50% or less of the total voting power of all Voting Stock of such Person.
     “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
     “Net Available Proceeds” from an Asset Sale means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, including any cash received upon sale or other disposition of any Designated Non-cash Considerations received in any Asset Sale, which amount is equal to the excess, if any, of:
     (1) the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over

     (2) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such person in connection with such transaction, plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such transaction undertaken by Parent or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of non-controlling interests in such Restricted Subsidiary from the proceeds of such transaction.
     “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Obligations” means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.
     “Parent Surviving Entity” has the meaning set forth under “— Merger, Consolidation and Sale of Assets.”
     “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Temporary Cash Investments between Parent or any of its Restricted Subsidiaries and another Person; provided that any Net Available Proceeds received must be applied in accordance with the “Limitation on Asset Sales” covenant.
     “Permitted Business” means (1) the same or a similar line of business as Parent and the Restricted Subsidiaries are engaged in on the date of the Indenture as described in this prospectus and (2) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.
     “Permitted Indebtedness” has the meaning set forth in the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness.”
     “Permitted Investment” means:
     (1) any Investment in Temporary Cash Investments or the Notes or the Exchange Notes;
     (2) any Investment in Issuer or any Restricted Subsidiary (including by way of making such Investment through a third-party pass-through entity for tax purposes);
     (3) any Investment by Parent or any Restricted Subsidiary in a Person (including by way of making such Investment through a third-party pass-through entity for tax purposes), if as a result of such Investment:
•	such Person becomes a Restricted Subsidiary; or

•	such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or a Restricted Subsidiary;
     (4) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) loans or advances to employees of Parent or any Restricted Subsidiary that are made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary;

     (6) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale as permitted pursuant to the covenant described under “— Certain Covenants — Limitation on Asset Sales” or represents consideration received from the sale of assets not considered to be an Asset Sale for purposes of such covenant;
     (7) Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations;
     (8) Investments in stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to Parent or a Restricted Subsidiary in satisfaction of judgments;
     (9) Hedging Obligations incurred pursuant to clause (7) of the definition of “Permitted Indebtedness”;
     (10) Investments in Joint Ventures not to exceed $320.0 million at any time outstanding; provided that each such Joint Venture is engaged only in a Permitted Business;
     (11) any Investment by Parent or a Wholly Owned Subsidiary of Parent in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by Parent or any of its Subsidiaries;
     (12) any Indebtedness of Parent to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Parent from any such Subsidiary which assets are subsequently conveyed by Parent to a Securitization Entity in a Qualified Securitization Transaction;
     (13) any guarantees of Indebtedness permitted by clause (6) or (18) of the definition of “Permitted Indebtedness”;
     (14) any Investment by TNCLP or TNLP in the other;
     (15) additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not to exceed the greater of $75.0 million and 4% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (16) any Investment in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding, not to exceed the greater of $30.0 million and 2% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (17) the contribution of any Joint Venture asset to another Joint Venture; and
     (18) Investments consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that Parent or any of its Subsidiaries uses or sells in the ordinary course of business.
     The amount of any Investments outstanding for purposes of clause (10), (15), (16) or (17) above and the amount of Investments deemed made since the Issue Date for purposes of clause (11) of “— Certain Covenants — Limitation on Restricted Payments” shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):
•	the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;

•	the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to Parent or any Restricted Subsidiary;

•	to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and

•	the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.
     “Permitted Liens” means:
     (1) Liens on assets of a Person at the time such Person becomes a Subsidiary; provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary and (b) such Lien does not extend to or cover any assets of Parent or any other Restricted Subsidiary;
     (2) Liens existing on the Issue Date;
     (3) Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other the such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness of Capital Lease Obligations;
     (4) Liens securing Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (1), (2) and (3) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced;
     (5) other Liens in an aggregate amount at any time outstanding not to exceed the greater of $75.0 million and 4% of Total Assets;
     (6) Liens securing Indebtedness incurred under clause (3) of the second paragraph under “Certain Covenants — Limitation on Incurrence of Indebtedness”;
     (7) Liens securing Hedging Obligations of the type described in clause (6) of the definition of “Permitted Indebtedness”;
     (8) Liens securing Indebtedness of Foreign Subsidiaries;
     (9) Liens in favor of Issuer or any Guarantor; provided that such Liens do not secure obligations that are assigned to any Person other than the Bank Collateral Agent pursuant to the Credit Facilities;
     (10) Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;
     (11) Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction; and
     (12) deposits, pledges or other Liens to secure obligations under purchase or sale agreements.
     “Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
     “Purchase Money Indebtedness” mean Indebtedness:
•	consisting of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

•	incurred to finance the acquisition by Parent or a Restricted Subsidiary of such asset, including additions and improvements;
provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 120 days after such acquisition of, or the completion of construction of, such asset by Parent or Restricted Subsidiary.
     “Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, Parent or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.
     “Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Parent, any Restricted Subsidiary or a Securitization Entity pursuant to which Parent or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or Parent or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent or any Restricted Subsidiary which arose in the ordinary course of business of Parent or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
     “Qualified Stock” means any Capital Stock of Parent other than Disqualified Stock.
     “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness incurred to Refinance in whole or in part such Indebtedness that does not:
     (1) result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or

     (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;
provided that (x) if the Indebtedness being Refinanced is subordinated by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not the Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.
     “Related Business Assets” means assets (other than cash or Temporary Cash Investments) used or useful in a Permitted Business, provided that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
     “Restricted Payment” means, with respect to any Person:
     (1) any dividend or other distribution declared or paid on any Capital Stock of Parent (other than dividends or distributions payable solely in Qualified Stock);
     (2) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or any affiliate of Parent (other than any Restricted Subsidiary);
     (3) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than (x) any Purchase Money Indebtedness incurred after the Issue Date upon the sale of the related asset or (y) the purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement); or
     (4) the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of Parent as an Unrestricted Subsidiary).
     “Restricted Subsidiary” means Issuer and each other Subsidiary of Parent that is not an Unrestricted Subsidiary.
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
     “Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary Transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.
     “Securitization Entity” means a Wholly Owned Subsidiary of Parent (or another Person in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent Transfers accounts receivable):
     (1) which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;
     (2) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Parent or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Parent or any of its Subsidiaries;
     (3) with which neither Parent nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and
     (4) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or preserve such entity’ financial condition or cause such entity to achieve certain levels of operating results.
     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.
     “Significant Subsidiary” means (1) any Restricted Subsidiary that is a “significant subsidiary” of Parent on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
     “Special Interest” has the meaning set forth in the Original Notes.
     “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
     “Subordinated Obligation” means any Indebtedness of Parent, Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of Parent or such Guarantor.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by:
•	such Person;

•	such Person and one or more Subsidiaries of such Person; or

•	one or more Subsidiaries of such Person.
     “Temporary Cash Investments” means any of the following:
     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
     (2) investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’ Investors Service, Inc. (“Moody’s”), “A” or higher by Standard & Poor’ Ratings Group (“S&P”) or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
     (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is “P-2” or higher from Moody’s, “A-2” or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);
     (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Moody’s or “A” by S&P; and
     (6) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (5) above.
     “Terra UK” means Terra Nitrogen (U.K.) Ltd., an English company.
     “TNCLP” means Terra Nitrogen Company, L.P., a Delaware limited partnership.
     “TNLP” means Terra Nitrogen, Limited Partnership, a Delaware limited partnership.
     “Total Assets” means the total assets of Parent and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Parent.
     “Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise, in one transaction or a series of transactions. “Transferred,” “Transferor” and “Transferee” have correlative meanings.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2014; provided, however, that if the period from the Redemption Date to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.
     “Unrestricted Subsidiary” means:
•	any Subsidiary of Parent that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors; and

•	any Subsidiary of an Unrestricted Subsidiary.
     The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital

Stock or Indebtedness of, or holds any Lien on any assets of, Issuer or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that:
•	no Default has occurred and is continuing or would occur as a consequence thereof;

•	(x) Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such designation; and

•	either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments” (treating the Fair Market Value of Issuer’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).
     The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
•	no Default has occurred and is continuing; and

•	Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture.
     “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the then outstanding aggregate principal amount of such Indebtedness into
     (2) the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
     “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by Parent and/or one or more Wholly Owned Subsidiaries.

THE EXCHANGE OFFER
          Purpose of the Exchange Offer
          In connection with the sale of the Original Notes, we entered into an exchange and registration rights agreement with the initial purchasers, under which we agreed to file and to use our reasonable best efforts to have declared effective an exchange offer registration statement under the Securities Act and to consummate an Exchange Offer.
          We are making the Exchange Offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.
          Any holder of the Original Notes using the Exchange Offer to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
          Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
          Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.
          The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.
          Terms of the Exchange
          Upon the terms and subject to the conditions of the Exchange Offer, we will accept any and all Original Notes validly tendered prior to 12:00 midnight, New York time, on the expiration date for the exchange offer. Promptly after the expiration date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $600.0 million of Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the Exchange Offer. The Exchange Notes issued in connection with the Exchange Offer will be delivered promptly after the expiration date. Holders may tender some or all of their Original Notes in connection with the exchange offer, but only in principal amounts of $2,000 or in integral multiples of $1,000 in excess thereof.
          The terms of the Exchange Notes will be identical in all material respects to the terms of the Original Notes, except that the Exchange Notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of special interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the Exchange Offer by certain dates. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the Original Notes being exchanged. As of the date of this prospectus, $600.0 million in aggregate principal amount of the Original Notes are outstanding.
          In connection with the issuance of the Original Notes, we arranged for the Original Notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Book-Entry; Delivery and Form,” Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry; Delivery and Form.”
          Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but certain registration and other rights under the exchange and registration rights agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the exchange and registration rights agreement. See “— Consequences of Failures to Properly Tender Original Notes in the Exchange Offer.”
          We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.
          If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the Exchange Offer.
          Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”
          Expiration Date; Extensions; Amendments
          The expiration date for the exchange offer is 12:00 midnight, New York City time, on      , unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.
          We reserve the right, in our sole discretion:
•	to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the Exchange Offer in any manner.
          If we amend the Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offer for a period of five to ten business days.
          If we determine to extend, amend or terminate the Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.
          If we delay accepting any Original Notes or terminate the Exchange Offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to the Exchange Offer as required by Rule 14e-1(c).

          Interest on the Exchange Notes
          The Exchange Notes will bear interest at the rate of 7.75% per annum from the most recent date to which interest on the Original Notes has been paid or, if no interest has been paid on such Original Notes, from October 26, 2009. Interest will be payable semiannually in arrears on May 1 and November 1 of each year.
          Conditions to the Exchange Offer
          Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:
•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in our reasonable judgment, might materially impair the contemplated benefits of the Exchange Offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

•	any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us;

•	any law, statute, rule or regulation is proposed, adopted or enacted which in our reasonable judgment might materially impair our ability to proceed with the Exchange Offer; or

•	any governmental or regulatory approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the Exchange Offer as contemplated by this prospectus.
          The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.
          If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

•	refuse to accept any Original Notes and will promptly return all tendered Original Notes to the tendering holders;

•	extend the Exchange Offer and retain all Original Notes tendered before the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw those Original Notes (See “—Withdrawal of Tenders” below); or

•	waive unsatisfied conditions relating to the Exchange Offer and accept all properly tendered Original Notes which have not been withdrawn.
          Procedures for Tendering
          Unless the tender is being made in book-entry form, to tender in the Exchange Offer, a holder must:
•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Original Notes and any other required documents to the exchange agent prior to 12:00 midnight, New York City time, on the expiration date.

          Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account. To validly tender original notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance, execute a book-entry transfer of the tendered Original Notes into the applicable account of the exchange agent at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the participant. A tender of Original Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal (or facsimile) with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “Exchange Agent,’’ prior to 12:00 midnight, New York City time, on the expiration date unless the guaranteed delivery procedures described below under the caption “Guaranteed Delivery Procedures” are complied with. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.
          The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
          The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.
          Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owners’ name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
          Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Original Notes tendered pursuant thereto are tendered:
•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.
          In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:
•	a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution.”
          If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

          If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.
          We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes in our sole discretion. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
          In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offer,” to terminate the Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:
•	it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of such Exchange Notes;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of our company; and

•	if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
           Guaranteed Delivery Procedures
          A holder who wishes to tender its Original Notes and:
•	whose Original Notes are not immediately available;

•	who cannot deliver the holder’s Original Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

•	who cannot complete the procedures for book-entry transfer before the expiration date;
may effect a tender if:
•	the tender is made through an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from the eligible guarantor institution:

     (i) a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery;
     (ii) the name and address of the holder; and
     (iii) the certificate number(s) of the Original Notes, if any, and the principal amount of Original Notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, (a) the certificate(s) representing the Original Notes (or a confirmation of book-entry transfer) and (b) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal or, in lieu thereof, an agent’s message from DTC, will be deposited by the eligible guarantor institution with the exchange agent; and
•	the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, (i) the certificate(s) representing all tendered Original Notes (or a confirmation of book-entry transfer) and (ii) a letter of transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and all other documents required by the letter of transmittal or, in lieu thereof, an agent’s message from DTC.
          Withdrawal of Tenders
          Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date.
          To withdraw a tender of Original Notes in connection with the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 12:00 midnight, New York City time, on the expiration date. Any such notice of withdrawal must:
•	specify the name of the person who deposited the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.
          If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offer, and no Exchange Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering’’ at any time prior to the expiration date.
          Exchange Agent
          U.S. Bank National Association has been appointed as exchange agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its offices at U.S. Bank National Association, Specialized Finance Department, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292. The exchange agent’s telephone number is (800) 934-6802 and facsimile number is (651) 495-8158.
          Fees and Expenses
          We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and certain accountant and legal fees.
          Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:
•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer; then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.
          Accounting Treatment
          The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.
          Consequences of Failures to Properly Tender Original Notes in the Exchange Offer
          Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the exchange and registration rights agreement will terminate.
          In the event the Exchange Offer is completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:
•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.
          We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”

BOOK-ENTRY; DELIVERY AND FORM
The Global Notes
     Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.
     Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.
     All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.
Certain Book-Entry Procedures for the Global Notes
     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.
     DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.
     We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).
     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.
     Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.
     Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.
     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.
     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clear-stream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.
     Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
     Certificated Notes
     If:
•	we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing and the registrar has received a request from DTC to issue Certificated Notes, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.
     Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion is a summary of certain material U.S. federal income tax consequences of the Exchange Offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired Original Notes at original issue for cash and holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.
     An exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with the Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.
     The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering this Exchange Offer should consult its own tax advisor regarding the tax consequences of the Exchange Offer to it, including those under state, foreign and other tax laws.
PLAN OF DISTRIBUTION
     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending at the close of business on the date that is 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
     The validity of the Exchange Notes and the validity of the guarantees by each guarantor that is a Delaware Corporation will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. The validity of the guarantees by each guarantor that is not a Delaware Corporation will be passed upon by John W. Huey, Esq., General Counsel and Corporate Secretary of Terra.
EXPERTS
     The consolidated financial statements and financial statement schedule of Terra Industries Inc., as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report with respect to the financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51 and the adoption of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans relating to the recognition and related disclosure provisions effective December 31, 2006), incorporated by reference herein. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Terra Capital, Inc.
(as Issuer)
Terra Industries Inc.
(as Guarantor)
Offer to Exchange
Up to $600,000,000 Principal Amount of
7.75% Senior Notes due 2019
for
a Like Principal Amount of
7.75% Senior Notes due 2019
which have been registered under the Securities Act of 1933

PROSPECTUS
        ,

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
          The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the registrants are covered by insurance policies maintained and held in effect by Terra Industries Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.
Registrants Incorporated Under Delaware Law
          Terra Capital, Inc., Beaumont Ammonia Inc., Beaumont Holdings Corporation, BMC Holdings Inc., Port Neal Corporation, Terra Capital Holdings, Inc., Terra Environmental Technologies Inc., Terra Global Holding Company Inc., Terra (U.K.) Holdings Inc., Terra International, Inc., Terra International (Oklahoma) Inc., Terra Houston Ammonia, Inc., Terra Methanol Corporation, Terra Mississippi Nitrogen Inc., Terra Nitrogen Corporation and Terra Nitrogen GP Holdings Inc. are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.
          The articles of incorporation and/or by-laws of these corporations provide that the respective corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against expenses, liabilities, and losses. Furthermore, the directors of these respective corporations shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware Statute.
          Terra LP Holdings LLC was formed under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement.
          Section 11 of the limited liability company agreement of Terra LP Holdings LLC provides that the member, the directors and officers of Terra LP Holdings LLC shall not be liable or accountable in damages or otherwise to Terra LP Holdings LLC for any act or omission done or omitted by such person in good faith, unless such act or omission constitutes fraud or willful misconduct or, in the case of a criminal matter, was undertaken with knowledge that the conduct was unlawful. Section 11 of the limited liability company agreement of Terra LP Holdings LLC further provides that Terra LP Holdings LLC shall indemnify the member, the directors or officers of Terra LP Holdings LLC to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the member, the directors or officers of Terra LP Holdings LLC (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the member, the directors or officers in connection with Terra LP Holdings LLC, unless such act or omission constitutes fraud or willful misconduct or, in the case of a criminal matter, was undertaken with knowledge that the conduct was unlawful.
Registrants Incorporated Under Iowa Law
          Terra Real Estate Corporation is incorporated under the laws of the State of Iowa. Section 490.851 of the Iowa Business Corporation Act (“IBCA”) provides that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation (in the case of conduct in such person’s official capacity) or not opposed to the best interests of the corporation (in all other cases), and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines that indemnification is proper under the circumstances.
          The by-laws of Terra Real Estate Corporation provide that any person who is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of this corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or enterprise, shall be entitled to indemnification to the same extent as permitted or required by the IBCA.
Registrants Incorporated Under Maryland Law
          Terra Industries Inc. is incorporated under the laws of the State of Maryland. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the directors or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful.
          The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Article SEVENTH, Paragraph (8) of Terra Industries Inc.’s Charter provides for indemnification of directors and officers of Terra Industries Inc. as follows. The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. Terra Industries Inc.’s Charter also contains a provision providing for elimination of the liability of its directors or officers to the registrant or its stockholders for money damages to the fullest extent permitted by Maryland law.
Registrants Incorporated Under Mississippi Law
          Terra Mississippi Holdings Corp. is a corporation organized under the laws of the State of Mississippi. Indemnification of such registrant’s directors and officers provided by applicable law, by the registrant’s organizational documents, by contract or otherwise are substantially similar to that afforded by the directors and officers of Terra Industries Inc.
Registrants Formed Under Oklahoma Law
          Under the Oklahoma Limited Liability Company Act, a limited liability company may (i) limit or eliminate the personal liability of a manager for monetary damages for breach of any duty under the Oklahoma Limited Liability Company Act or (ii) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because such manager is or was a manager of the limited liability company, except, in either case, for any breach of a manager’s duty of loyalty or any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
          The Articles of Organization and Operating Agreement of Terra Investment Fund LLC and the Articles of Organization of Terra Investment Fund II LLC contain a provision providing for elimination of the liability of managers to the company or its members for monetary damages to the fullest extent permitted by Oklahoma law, except (i) for any breach of the manager’s duty of loyalty to the company or its members, (ii) for acts or omissions not in good faith or which involve an intentional misconduct or knowing violation of the law, or (iii) for any transaction from which the manager derived an improper personal benefit.
          The Operating Agreement of Terra Investment Fund II LLC, an Oklahoma limited liability company, further provides indemnification and eliminates liability for each manager and member of such limited liability company from any and all losses, costs, damages, actions, suits, or proceedings, whether civil or criminal, administrative or investigative, in which such manager or member is involved or threatened to be involved, as a party or otherwise, by reason of being a manager or member of Terra Investment Fund II LLC, provided that (i) such manager or member’s conduct did not constitute willful misconduct, (ii) the action is not based upon a breach of the Operating Agreement of Terra Investment Fund II LLC, (iii) such manager or member acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company and within such person’s scope of authority, and (iv) with respect to a criminal action or proceeding, such manager or member had no reasonable cause to believe his or her conduct was unlawful. The Operating Agreement further prohibits indemnification of managers for expenses or damages incurred by the manager as a result of the Manager’s breach of his or her (i) duty of loyalty, (ii) duties of good faith and fair dealing, (iii) duty of candor, (iv) duty to avoid improper personal benefits, or (v) duties in doing business with the company.
Item 21. Exhibits.
          The attached Exhibit Index is incorporated by reference.
Item 22. Undertakings.
          (a) The undersigned registrant hereby undertakes:
          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
          (d) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.
          (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Capital, Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA CAPITAL, INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Michael L. Bennett	Director and President

* Daniel D. Greenwell	Director and Vice President

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Beaumont Ammonia Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

BEAUMONT AMMONIA INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Daniel D. Greenwell	Director and President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

* Michael L. Bennett	Director

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Beaumont Holdings Corporation has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

BEAUMONT HOLDINGS CORPORATION
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Daniel D. Greenwell	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

* Michael L. Bennett	Director and Vice President

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, BMC Holdings Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

BMC HOLDINGS INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Michael L. Bennett	Director and President (Principal Executive Officer)

* Daniel D. Greenwell	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Port Neal Corporation has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

PORT NEAL CORPORATION
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Michael L. Bennett	Director and President (Principal Executive Officer)

* Daniel D. Greenwell	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Capital Holdings, Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA CAPITAL HOLDINGS, INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Michael L. Bennett	Director and President (Principal Executive Officer)

* Daniel D. Greenwell	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Environmental Technologies Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA ENVIRONMENTAL TECHNOLOGIES INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Michael L. Bennett	Director (Principal Executive Officer)

* Daniel D. Greenwell	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President, General Counsel and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Global Holding Company Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA GLOBAL HOLDING COMPANY INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

* Michael L. Bennett	Director and President (Principal Executive Officer)

* Daniel D. Greenwell	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Houston Ammonia, Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA HOUSTON AMMONIA, INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

Michael L. Bennett	Director and President (Principal Executive Officer)

Daniel D. Greenwell	Director and Vice President (Principal Financial and Accounting Officer)

/s/ John W. Huey John W. Huey	Director, Vice President and Corporate Secretary

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra (U.K.) Holdings Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA (U.K.) HOLDINGS INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4thday of February, 2010.

Signature	Title

* Daniel D. Greenwell	Director and President (Principal Executive Officer, Principal Financial and Accounting Officer)

*	Director and Vice President
Michael L. Bennett

Director, Vice President and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Industries Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA INDUSTRIES INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

*	Director, President and Chief Executive Officer
Michael L. Bennett

*	Senior Vice President and Chief Financial Officer
Daniel D. Greenwell

*	Chairman of the Board
Henry R. Slack

*	Director
David E. Fisher

*	Director
Dod A. Fraser

Signature	Title

*	Director
Martha O. Hesse

*	Director
Peter S. Janson

*	Director
James R. Kroner

*	Director
John N. Lilly

*	Director
Dennis McGlone

*	Director
David A. Wilson

*	Director
Irving B. Yoskowitz

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra International, Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA INTERNATIONAL, INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

*	Director and President (Principal Executive Officer)
Michael L. Bennett

*	Director, Senior Vice President and Chief Financial Officer
Daniel D. Greenwell	(Principal Financial and Accounting Officer)

Director, Vice President, General Counsel and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra International (Oklahoma) Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA INTERNATIONAL (OKLAHOMA) INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

*	Director and President (Principal Executive Officer)
Michael L. Bennett

*	Director and Vice President (Principal Financial and Accounting Officer)
Daniel D. Greenwell

Director, Vice President and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Investment Fund LLC has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA INVESTMENT FUND LLC Registrant
By:	TERRA INTERNATIONAL (OKLAHOMA) INC. its Sole Member

By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

*	Director and President (Principal Executive Officer) of Terra
Michael L. Bennett	International (Oklahoma) Inc.

*	Director and Vice President (Principal Financial and Accounting Officer)
Daniel D. Greenwell	of Terra International (Oklahoma) Inc.

Director, Vice President and Corporate Secretary of Terra
/s/ John W. Huey John W. Huey	International (Oklahoma) Inc.

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Investment Fund II LLC has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA INVESTMENT FUND II LLC Registrant
By:	TERRA INTERNATIONAL (OKLAHOMA) INC. its Sole Member

By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

*	Director and President (Principal Executive Officer) of Terra
Michael L. Bennett	International (Oklahoma) Inc.

*	Director and Vice President (Principal Financial and
Daniel D. Greenwell	Accounting Officer) of Terra International (Oklahoma) Inc.

Director, Vice President and Corporate Secretary of Terra
/s/ John W. Huey John W. Huey	International (Oklahoma) Inc.

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra LP Holdings LLC has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA LP HOLDINGS LLC
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

*	Director and President (Principal Executive Officer)
Michael L. Bennett

*	Director, Vice President and Chief Financial Officer
Daniel D. Greenwell	(Principal Financial and Accounting Officer)

Director, Vice President and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Methanol Corporation has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA METHANOL CORPORATION
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

Director and President (Principal Executive Officer)
* Michael L. Bennett

Director, Vice President and Treasurer
* Daniel D. Greenwell	(Principal Financial and Accounting Officer)

Director, Vice President and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Mississippi Holdings Corp. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA MISSISSIPPI HOLDINGS CORP.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

Director and President (Principal Executive Officer)
* Michael L. Bennett

Director, Vice President and Chief Financial Officer
* Daniel D. Greenwell	(Principal Financial and Accounting Officer)

Director, Vice President, General Counsel and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Mississippi Nitrogen, Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA MISSISSIPPI NITROGEN, INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

Director and President (Principal Executive Officer)
* Michael L. Bennett

Director, Vice President (Principal Financial and Accounting Officer)
* Daniel D. Greenwell

Director, Vice President and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Nitrogen Corporation has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA NITROGEN CORPORATION
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

Director and President (Principal Executive Officer)
* Michael L. Bennett

Director, Vice President and Treasurer
* Daniel D. Greenwell	(Principal Financial and Accounting Officer)

Director, Vice President, General Counsel and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Nitrogen GP Holdings Inc. has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA NITROGEN GP HOLDINGS INC.
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

Director and President (Principal Executive Officer)
* Michael L. Bennett

Director, and Vice President (Principal Financial and Accounting Officer)
* Daniel D. Greenwell

Director, Vice President, General Counsel and Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Terra Real Estate Corporation has duly caused this Amendment No. 2 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux City, State of Iowa, on the 4th day of February, 2010.

TERRA REAL ESTATE CORPORATION
By:	/s/ Daniel D. Greenwell
Daniel D. Greenwell
Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of February, 2010.

Signature	Title

Director and President (Principal Executive Officer)
* Michael L. Bennett

Director, Vice President and Treasurer
* Daniel D. Greenwell	(Principal Financial and Accounting Officer)

Director, Vice President and Assistant Corporate Secretary
/s/ John W. Huey John W. Huey

*By	/s/ John W. Huey
As Attorney in Fact

EXHIBIT INDEX
     The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit
Number	Description of Document

2.1	Stock Purchase Agreement dated as of August 6, 2004 among Terra Industries Inc., MissChem Acquisition Inc. and Mississippi Chemical Corporation, filed as Exhibit 99.2 to Terra Industries Inc.’s Form 8-K dated August 9, 2004, is incorporated herein by reference.

3.1	Articles of Restatement of Terra Industries Inc. filed with the State Department of Assessments and Taxation of Maryland on August 3, 2005, restating the Charter of Terra Industries Inc., filed as Exhibit 3.3 to Terra Industries Inc.’s Form 8-K dated August 3, 2005, are incorporated herein by reference.

3.2	Amended and Restated By-Laws of Terra Industries Inc., effective as of August 3, 2005, filed as Exhibit 3.4 to Terra Industries Inc.’s Form 8-K, dated August 3, 2005, are incorporated herein by reference.

3.3	Amendment No. 1 to the Amended and Restated By-Laws of Terra Industries, Inc., filed as Exhibit 3.1 to Terra Industries Inc.’s Form 8-K dated April 14, 2009, is incorporated herein by reference.

3.4	A Certificate of Correction to correct errors and omissions to the August 3, 2005 Articles of Restatement for Terra Industries Inc., as filed with the State Department of Assessments and Taxation of Maryland on April 30, 2008, was included as Exhibit 99.1 to Terra Industries Inc.’s Form 8-K dated May 5, 2008, and is incorporated herein by reference.

3.5	Certificate of Incorporation of Terra Capital, Inc. filed as Exhibit 3.i.(a) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.6	Certificate of Incorporation of Beaumont Ammonia Inc. filed as Exhibit 3.i.(b) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.7	Certificate of Incorporation of Beaumont Holdings Corporation filed as Exhibit 3.i.(c) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.8	Certificate of Incorporation of BMC Holdings Inc. filed as Exhibit 3.i.(d) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.9	Certificate of Incorporation of Port Neal Corporation filed as Exhibit 3.i.(e) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.10	Certificate of Incorporation of Terra (U.K.) Holdings Inc. filed as Exhibit 3.i.(f) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.11	Certificate of Incorporation of Terra Capital Holdings, Inc. filed as Exhibit 3.i.(g) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.12	Certificate of Incorporation of Terra International (Oklahoma) Inc. filed as Exhibit 3.i.(k) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.13	Certificate of Incorporation of Terra International, Inc. filed as Exhibit 3.i.(l) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.14	Certificate of Incorporation of Terra Methanol Corporation filed as Exhibit 3.i.(m) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.15	Certificate of Incorporation of Terra Nitrogen Corporation filed as Exhibit 3.i.(n) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.16	Certificate of Incorporation of Terra Real Estate Corporation filed as Exhibit 3.i.(o) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.17	By-Laws of Terra Capital, Inc. filed as Exhibit 3.ii.(a) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.18	By-Laws of Beaumont Ammonia Inc. filed as Exhibit 3.ii.(b) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13,2001, is incorporated herein by reference.

3.19	By-Laws of Beaumont Holdings Corporation filed as Exhibit 3.ii.(c) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13,2001, is incorporated herein by reference.

3.20	By-Laws of BMC Holdings, Inc. filed as Exhibit 3.ii.(d) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.21	By-Laws of Port Neal Corporation filed as Exhibit 3.ii.(e) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.22	By-Laws of Terra (U.K.) Holdings Inc. filed as Exhibit 3.ii.(f) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.23	By-Laws of Terra Capital Holdings, Inc. filed as Exhibit 3.ii.(g) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

Exhibit
Number	Description of Document

3.24	By-Laws of Terra International (Oklahoma) Inc. filed as Exhibit 3.ii.(i) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.25	By-Laws of Terra International, Inc. filed as Exhibit 3.ii.(j) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13,2001, is incorporated herein by reference.

3.26	By-Laws of Terra Methanol Corporation filed as Exhibit 3.ii.(k) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.27	By-Laws of Terra Nitrogen Corporation filed as Exhibit 3.ii.(l) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.28	By-Laws of Terra Real Estate Corporation filed as Exhibit 3.ii.(m) to Terra Capital, Inc.’s Registration Statement filed on Form S-4 on November 13, 2001, is incorporated herein by reference.

3.29	Certificate of Incorporation of Terra Nitrogen GP Inc., filed as Exhibit 3.2 to the September 7, 2005 Terra Nitrogen Company, L.P.’s Form 8-K, is incorporated herein by reference.

3.30	By-Laws of Terra Nitrogen GP Inc., filed as Exhibit 3.3 to the September 7, 2005 TNCLP Form 8-K, are incorporated herein by reference.

3.31	Certificate of Incorporation of Terra Nitrogen GP Holdings Inc., filed as exhibit 3.29 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

3.32	By-Laws of Terra Nitrogen GP Holdings Inc., filed as exhibit 3.30 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2006, is incorporated herein by reference.

3.33*	Certificate of Incorporation of Terra Environmental Technologies Inc.

3.34*	By-Laws of Terra Environmental Technologies Inc.

3.35*	Certificate of Incorporation of Terra Global Holding Company Inc.

3.36*	By-Laws of Terra Global Holding Company Inc.

3.37*	Operating Agreement of Terra Investment Fund LLC.

3.38*	Articles of Organization of Terra Investment Fund LLC.

3.39*	Operating Agreement of Terra Investment Fund II LLC.

3.40*	Articles of Organization of Terra Investment Fund II LLC.

3.41*	Certificate of Incorporation of Terra Mississippi Holdings Corp.

3.42*	By-Laws of Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation).

3.43*	Certificate of Incorporation for Terra Mississippi Nitrogen, Inc.

3.44*	By-Laws of Terra Mississippi Nitrogen, Inc. (f/k/a Mississippi Nitrogen, Inc.).

3.45*	Certificate of Incorporation of Terra Houston Ammonia, Inc.

3.46*	By-Laws of Terra Houston Ammonia, Inc. (f/k/a Mississippi Chemical Management Company).

3.47*	Limited Liability Company Agreement of Terra LP Holdings LLC.

4.1	Indenture dated as of October 10, 2001 among Terra Capital, Inc., certain guarantors and U.S. Bank National Association, as trustee, including the form of note, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated October 10, 2001, is incorporated herein by reference.

4.2	Amendment No. 1 to the Amended and Restated Credit Agreement dated January 26, 2005, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent, filed as Exhibit 4.3 to Terra Industries Inc.’s Form 10-Q for the fiscal quarter ended September 30, 2005, is incorporated herein by reference.

4.3	Amendment No. 2 to the Amended and Restated Credit Agreement dated July 29, 2005, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent, filed as Exhibit 4.4 to Terra Industries Inc.’s Form 10-Q for the fiscal quarter ended September 30, 2005, is incorporated herein by reference.

4.4	Amendment No. 3 to the Amended and Restated Credit Agreement dated October 30, 2006, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 10-Q for the fiscal quarter ended September 30, 2006, is incorporated herein by reference.

4.5	Amendment No. 4 to the Amended and Restated Credit Agreement dated February 2, 2007, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent, filed as Exhibit 4.5 to Terra Industries Inc.’s Form 10-K for the year ended 2007, is incorporated by reference.

4.6	Amendment No. 5 to the Amended and Restated Credit Agreement dated July 11, 2007, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders and Citicorp USA, Inc., as administrative agent and collateral agent, filed as Exhibit 4.6 to Terra Industries Inc.’s Form 10-K for the year ended 2007, is incorporated by reference.

Exhibit
Number	Description of Document

4.7	Amendment No. 6 to the Amended and Restated Credit Agreement dated August 28, 2007, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent, filed as Exhibit 4.7 to Terra Industries Inc.’s Form 10-K for the year ended 2007, is incorporated by reference.

4.8*	Amendment No. 7 to the Amended and Restated Credit Agreement dated March 24, 2008, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent.

4.9*	Amendment No. 8 to the Amended and Restated Credit Agreement dated July 16, 2008, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent.

4.10*	Amendment No. 9 to the Amended and Restated Credit Agreement dated August 29, 2008, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent.

4.11*	Amendment No. 10 to the Amended and Restated Credit Agreement dated November 17, 2008, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent.

4.12*	Amendment No. 11 to the Amended and Restated Credit Agreement dated October 9, 2009, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent.

4.13*	Amendment No. 12 to the Amended and Restated Credit Agreement dated December 4, 2009, among Terra Capital, Inc., Mississippi Chemical Corporation and Terra Nitrogen (U.K.) Limited, as the borrowers, Terra Industries Inc., Terra Capital Holdings, Inc., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc., as administrative agent and collateral agent.

4.14	Amendment No. 1 to the Credit Agreement dated July 29, 2005 among Terra Nitrogen, Limited Partnership, as borrower, Terra Nitrogen Company, L.P., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc. as administrative agent and collateral agent, filed as Exhibit 4.5 to Terra Industries Inc.’s Form 10-Q for the quarter ended September 30, 2005, is incorporated herein by reference.

4.15	Amendment No. 2 to the Credit Agreement dated February 2, 2007, among Terra Nitrogen, Limited Partnership as borrower, Terra Nitrogen Company, L.P., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc. as administrative agent and collateral agent, filed as Exhibit 4.8 to Terra Nitrogen Company, L.P.’s Form 10-K for the year ended December 31, 2007, is incorporated herein by reference.

4.16*	Amendment No. 3 to the Credit Agreement dated October 9, 2009, among Terra Nitrogen, Limited Partnership as borrower, Terra Nitrogen Company, L.P., the financial institutions from time to time party thereto as lenders, and Citicorp USA, Inc. as administrative agent and collateral agent.

4.17	Indenture dated May 21, 2003 between the Company, the guarantors party hereto, and U.S. National Bank Association as Trustee, with respect to the 11 1/2% Second Priority Senior Secured Notes due 2010 (including the form of 11 1/2% Second Priority Senior Secured Notes), previously filed as Exhibit 4.i to Amendment No. 1 to the Registrant’s Registration Statement of Form S-4 filed on June 12, 2003 and incorporated by reference herein, filed as Exhibit 4.6 to Terra Industries Inc.’s Form 10-Q for the quarter ended June 30, 2003, is incorporated herein by reference.

4.18	Articles Supplementary of Terra Industries Inc. relating to the Retirement of the Company’s Trust Shares, filed as Exhibit 3.1 to Terra Industries Inc.’s Form 8-K dated August 3, 2005, are incorporated herein by reference.

4.19	Articles Supplementary of Terra Industries Inc. relating to the Reclassification of the Company’s Series B Cumulative Redeemable Preferred Shares, filed as Exhibit 3.2 to Terra Industries Inc.’s Form 8-K August 3, 2005, are incorporated herein by reference.

4.20	Registration Rights Agreement dated as of October 7, 2004, among Terra and Citigroup Global Markets Inc., as Representative of the Initial Purchasers, filed as Exhibit 4.6 to Terra’s Form S-3 dated January 4, 2005, is incorporated herein by reference.

4.21	Registration Rights Agreement, dated as of August 6, 2004, among Terra Industries Inc., Taurus Investments S.A. and the other shareholders named therein, filed as Exhibit 99.1 to Terra’s Form 8-K dated August 16, 2004, is incorporated herein by reference.

4.22	Registration Rights Agreement, dated as of December 16, 2004, among Terra Industries Inc. and the initial purchasers named therein, filed as Exhibit 4.7 to Terra’s Form S-3/A filed February 9, 2005, is incorporated by reference.

Exhibit
Number	Description of Document

4.23	Registration Rights Agreement, dated as of December 21, 2004, among Terra Industries Inc., Värde Investment Partners, L.P., Perry Principals Investments LLC, Citigroup Financial Products, Inc., filed as Exhibit 4.7 to Terra’s Form S-3 dated March 17, 2005, is incorporated herein by reference.

4.24	Form of Indenture relating to the 4.25% Convertible Subordinated Debentures, filed as Exhibit 4.7 to Terra’s Form S-3 dated January 4, 2005, is incorporated herein by reference.

4.25	$150,000,000 Amended and Restated Credit Agreement dated as of December 21, 2004, among Terra Capital, Inc., Terra Nitrogen (U.K.) Limited, Mississippi Chemical Corporation, as Borrowers; Terra Industries Inc. and Terra Capital Holdings, Inc., as Guarantors; and the Lenders and Issuers Party thereto; and Citicorp USA, Inc., as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc. as Lead Arranger and Sole Book Runner, filed as Exhibit 4.18 to Terra Industries Inc.’s Form 10-K for the fiscal year ended December 31, 2004, is incorporated herein by reference.

4.26	$50,000,000 Credit Agreement dated as of December 21, 2004 among Terra Nitrogen, Limited Partnership, as Borrower; Terra Nitrogen Company, L.P., as a Guarantor; and the Lenders and Issuers Party thereto; and Citicorp USA, Inc., as Administrative Agent and Collateral Agent; and Citigroup Global Markets Inc., as Lead Arranger and Sole Book Runner, filed as Exhibit 4.19 to Terra Industries Inc.’s Form 10-K for the fiscal year ended December 31, 2004, is incorporated herein by reference.

4.27	Third Supplement to Indenture, dated as of January 29, 2007, by and among Terra Capital, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 12 7/8% Senior Secured Notes due 2008, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated January 30, 2007, is incorporated herein by reference.

4.28	Third Supplement to Indenture, dated as of January 29, 2007, by and among Terra Capital, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, with respect to the 11 1/2% Second Priority Senior Secured Notes due 2010, filed as Exhibit 4.2 to Terra Industries Inc.’s Form 8-K dated January 30, 2007, is incorporated herein by reference.

4.29	Indenture, dated February 2, 2007, by and among Terra Capital, Inc., Terra Industries Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 7% Senior Notes due 2017, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated February 6, 2007, is incorporated herein by reference.

4.30	First Supplemental Indenture, dated January 9, 2008, by and among Terra Capital, Inc., Terra Industries Inc., Terra Environmental Technologies, Inc., the existing guarantors named therein and U.S. Bank National Association, as trustee filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated January 10, 2008, is incorporated herein by reference.

4.31*	Second Supplemental Indenture, dated as of April 27, 2009, by and among Terra Capital, Inc., Terra Industries Inc., each of the subsidiary guarantors listed in Appendix I thereto and U.S. Bank National Association, as trustee.

4.32	Third Supplemental Indenture, dated as of October 16, 2009, by and among Terra Capital, Inc., Terra Industries Inc., each of the subsidiary guarantors listed in Appendix I thereto and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated October 16, 2009, is incorporated herein by reference.

4.33	Form of Regulation S Global Note relating to 7% Senior Notes due 2017 (attached as an exhibit to Exhibit 4.30).

4.34	Form of Regulation 144A Global note relating to 7% Senior Notes due 2017 (attached as an exhibit to Exhibit 4.30).

4.35	Form of Guarantee relating to 7% Senior Notes due 2017 (attached as an exhibit to Exhibit 4.30).

4.36	Registration Agreement, dated as of February 2,2007, by and among Terra Capital, Inc., the guarantors named therein and Citigroup Global Markets Inc., relating to the 7% Senior Notes due 2017, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated February 5, 2007, is incorporated herein by reference.

4.37*	Indenture, dated October 26, 2009, by and among Terra Capital, Inc., Terra Industries Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to the 7.75% Senior Notes due 2019.

4.38	First Supplemental Indenture, dated as of December 4, 2009, by and among Terra Capital, Inc., Terra Industries Inc., Terra LP Holdings LLC, each of the subsidiary guarantors listed in Appendix I thereto and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to Terra Industries Inc.’s Form 8-K dated December 8, 2009, is incorporated herein by reference.

4.39	Form of Regulation S Global Note relating to the 7.75% Senior Notes due 2019 (attached as an exhibit to Exhibit 4.37).

4.40	Form of Regulation 144A Global note relating to the 7.75% Senior Notes due 2019 (attached as an exhibit to Exhibit 4.37).

4.41	Form of Guarantee relating to the 7.75% Senior Notes due 2019 (attached as an exhibit to Exhibit 4.37).

Exhibit
Number	Description of Document

4.42*	Exchange and Registration Rights Agreement, dated as of October 26, 2009, by and among Terra Capital, Inc., the guarantors named therein, and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., relating to the 7.75% Senior Notes due 2019.

5.1**	Opinion of Cravath, Swaine & Moore LLP.

5.2**	Opinion of John W. Huey.

10.1.1	Excess Benefit Plan of Terra Industries Inc., as amended and restated effective as of January 1, 2008, was included as Exhibit 10.1 to Terra Industries Inc.’s Form 10-Q filed with the Securities and Exchange Commission on April 29, 2008, and is incorporated herein by reference.

10.1.2	Terra Industries Inc. Supplemental Deferred Compensation Plan effective as of December 20, 1993 filed as Exhibit 10.1.9 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 1993, is incorporated herein by reference.

10.1.3	Amendment No. 1 to the Terra Industries Inc. Supplemental Deferred Compensation Plan, filed as Exhibit 10.1.15 to Terra Industries’ Form 10-Q for the quarter ended June 30, 1995, is incorporated herein by reference.

10.1.4	Amendment No. 2 to the Terra Industries Inc. Supplemental Deferred Compensation Plan, dated July 26, 2000, filed as Exhibit 10.1.8.a to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2000, is incorporated herein by reference.

10.1.5	Amendment No. 3 to the Terra Industries Inc. Supplemental Deferred Compensation Plan, dated March 29, 2002, filed as exhibit 10.1.5 to Terra Industries Inc.’s Form 10-K/A filed with the Securities and Exchange Commission on April 28, 2009, is incorporated herein by reference.

10.1.6	Amendment No. 4 to the Terra Industries Inc. Supplemental Deferred Compensation Plan, dated December 29, 2004, filed as exhibit 10.1.6 to Terra Industries Inc.’s Form 10-K/A filed with the Securities and Exchange Commission on April 28, 2009, is incorporated herein by reference.

10.1.7	Terra Industries Inc. Stock Incentive Plan of 2002, filed as Exhibit 10.1.18 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2001, is incorporated herein by reference.

10.1.8	Form of Restricted Stock Award to Non-Employee Directors under the Terra Industries Inc. Stock Incentive Plan of 2002, filed as Exhibit 10.1.23 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2002, is incorporated herein by reference.

10.1.9	Form of Restricted Stock Award to Officers and Other Key Employees under Terra Industries Inc. Stock Incentive Plan of 2002, filed as Exhibit 10.1.24 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2002, is incorporated herein by reference.

10.1.10	Revised Form of Restricted Stock Award of Terra Industries Inc. under its Stock Incentive Plan of 2002, filed as Exhibit 10.9 to Terra Industries Inc.’s Form 10-Q for the fiscal quarter ended September 30, 2005, is incorporated herein by reference.

10.1.11	Form of Long-Term Incentive Award for Time and Performance Based Shares of Terra Industries Inc. under its Stock Incentive Plan of 2002, filed as Exhibit 10.10 to Terra Industries Inc.’s 10-Q for the fiscal quarter ended September 30, 2005, is incorporated herein by reference.

10.1.12	Form of Long-Term Incentive Award for Phantom Time and Performance Based Shares of Terra Industries Inc. under its Stock Incentive Plan of 2002, filed as Exhibit 10.11 to Terra Industries Inc.’s Form 10-Q for the fiscal quarter ended September 30, 2005, is incorporated herein by reference.

10.1.13	Form of Long-Term Incentive Award for Performance Shares of Terra Industries Inc. under its Stock Incentive Plan of 2002 filed as Exhibit 10.1.23 to Terra Industries Inc.’s Form 10-K for the year ended 2005, is incorporated by reference.

10.1.14	Form of Long-Term Incentive Award for Phantom Performance Shares of Terra Industries Inc. under its Stock Incentive Plan of 2002 filed as Exhibit 10.1.24 to Terra Industries Inc.’s Form 10-K for the year ended 2005, is incorporated by reference.

10.1.15	Form of Indemnity Agreement of Terra Industries Inc., filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated July 7, 2006, is incorporated by reference.

10.1.16	Form of Unrestricted Annual Share Award to Non-Employee Directors under the Terra Industries Inc. Stock Incentive Plan of 2002, filed as Exhibit 99.1 to Terra Industries Inc.’s Form 8-K dated August 10, 2006, is incorporated herein by reference.

10.1.17	Employment Severance Agreement between Terra Industries Inc. and Michael L. Bennett dated October 5, 2006, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated October 5, 2006, is incorporated herein by reference.

10.1.18	Form of Employment Severance Agreement for Section 16(b) Executive Officers, filed as Exhibit 10.2 to Terra Industries Inc.’s Form 8-K dated October 5, 2006, is incorporated herein by reference.

10.1.19	Amendment to Employment Severance Agreement between Terra Industries Inc. and Mark A. Kalafut dated October 6, 2006, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated October 6, 2006 is incorporated herein by reference.

Exhibit
Number	Description of Document

10.1.20	2007 Omnibus Incentive Compensation Plan, adopted by the board of directors of Terra Industries Inc. (Terra) and subsequently approved by its stockholders at the annual meeting of Terra on May 8, 2007, reported on Terra’s Form 8-K filed May 10, 2007 and attached as Appendix A to Terra’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2007, is incorporated herein by reference.

10.1.21	Amendment Number One to Employment Severance Agreement, filed as Exhibit 10.1.31 to Terra Industries Inc.’s Form 10-K for the year ended 2007, is incorporated by reference.

10.1.22	Amendment to Restricted Share Agreement, filed as Exhibit 10.1.32 to Terra Industries Inc.’s Form 10-K for the year ended 2007, is incorporated by reference.

10.1.23	Amendment to Performance Share Award Agreement, filed as Exhibit 10.1.33 to Terra Industries Inc.’s Form 10-K for the year ended 2007, is incorporated by reference.

10.1.24	Amendment to Terra Long Term Incentive Award dated October 23, 2007, for former Terra, now GrowHow UK Limited joint venture employees, filed as Exhibit 10.1.34 to Terra Industries Inc.’s Form 10-K for the year ended 2007, is incorporated by reference.

10.1.25	Form of Phantom Performance Share Award agreement of February 2008, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 10-Q dated July 25, 2008, is incorporated herein by reference.

10.1.26	Form of Performance Share Award agreement as of February 2008, filed as Exhibit 10.2 to Terra Industries Inc.’s Form 10-Q dated July 25, 2008, is incorporated herein by reference.

10.2	First Amended and Restated Agreement of Limited Partnership of Terra Nitrogen, Limited Partnership dated September 1, 2005, filed as Exhibit 10.3 to Terra Nitrogen Company, L.P.’s Form 8-K dated September 7, 2005, is incorporated herein by reference.

10.3	General and Administrative Services Agreement regarding Services by Terra Industries Inc. filed as Exhibit 10.11 to Terra Industries Inc. Form 10-Q for the quarter ended March 31, 1995, is incorporated herein by reference.

10.4	Amendment No. 1 to the General and Administrative Service Agreement regarding Services by Terra Industries Inc. dated September 1, 2005, filed as Exhibit 10.4 to the Terra Nitrogen Company, L.P.’s Form 8-K dated September 7, 2005, is incorporated herein by reference.

10.5	Amendment No. 1 to the General and Administrative Services Agreement regarding Services by Terra Nitrogen Corporation dated September 1, 2005, filed as Exhibit 10.5 to Terra Nitrogen Company, L.P.’s Form 8-K dated September 7, 2005, is incorporated herein by reference.

10.6	Amended and Restated General and Administrative Services Agreement between Terra Industries Inc., Terra Nitrogen Corporation, and Terra Nitrogen GP Inc., dated October 23, 2007, filed as Exhibit 10.1 to Terra Nitrogen Company, L.P.’s Form 10-Q filed on October 29, 2007, is incorporated herein by reference.

10.7	Reorganization Agreement among Terra Nitrogen Company, L.P., Terra Nitrogen, Limited Partnership and Terra Nitrogen Corporation dated September 1, 2005, filed as Exhibit 10.1 to Terra Nitrogen Company, L.P.’s Form 8-K dated September 7, 2005, is incorporated herein by reference.

10.8	Conveyance, Assignment and Assumption Agreement by and between Terra Nitrogen Corporation and Terra Nitrogen GP Inc. dated September 1, 2005, filed as Exhibit 10.2 to Terra Nitrogen Company, L.P.’s Form 8-K dated September 7, 2005, is incorporated herein by reference.

10.9	Sale of Business Agreement dated November 20, 1997 between ICI Chemicals & Polymers Limited, Imperial Chemical Industries PLC, Terra Nitrogen (U.K.) Limited (f/k/a Terra Industries Limited) and Terra Industries Inc. filed as Exhibit 2 to Terra Industries Inc.’s Form 8-K/A dated December 31, 1997, is incorporated herein by reference.

10.10	Ammonium Nitrate Agreement dated December 31, 1997 between Terra International (Canada) Inc and ICI Chemicals & Polymers Limited filed as Exhibit 99 to Terra Industries Inc.’s Form 8-K/A dated December 31, 1997, is incorporated herein by reference.

10.11	Asset Sale and Purchase Agreement dated as of May 3, 1999 by and between Terra Industries Inc. and Cenex/Land O’Lakes Agronomy Company, filed as Exhibit 10.12 to Terra Industries’ Form 8-K dated May 3, 1999, is incorporated herein by reference.

10.12	Warrant Agreement dated December 21, 2004 among Terra Industries Inc., Perry Principals Investments LLC, Citigroup Financial Products Inc. and Värde Investment Partners, L.P., filed as Exhibit 10.11 to Terra Industries Inc.’s Form 10-K for the year ended December 31, 2004, is incorporated herein by reference.

Exhibit
Number	Description of Document

10.13†	Ammonium Nitrate Supply Agreement between Terra Mississippi Nitrogen, Inc. and Orica USA Inc. dated July 21, 2005, filed as Exhibit 10.7 to Terra Industries Inc.’s Form 10-Q for the fiscal quarter ended September 30, 2005, is incorporated herein by reference.

10.14	Option Agreement, dated as of July 18, 2007, by and between Terra Industries Inc. and Eastman Chemical Company, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated July 23, 2007, is incorporated herein by reference.

10.15	Joint Venture Contribution Agreement, dated September 14, 2007, by and among GrowHow UK Limited, Terra International (Canada), Inc., Kemira GrowHow Oyj and Terra Industries Inc., filed as Exhibit 10.1 to Terra Industries Inc.’s Form 10-Q dated October 29, 2007, is incorporated herein for reference.

10.16	Shareholders’ Agreement, dated September 14, 2007, by and among Kemira GrowHow Oyj, Terra International (Canada), Inc., Terra Industries Inc and GrowHow UK Limited filed as Exhibit 10.2 to Terra Industries Inc.’s Form 10-Q dated October 29, 2007, is incorporated herein for reference.

10.17	Consulting and Non-Competition Agreement between Terra Industries Inc. and Francis G. Meyer dated April 1, 2008, filed as Exhibit 10.1 to Terra Industries Inc.’s Form 8-K dated April 1, 2008, is incorporated herein by reference.

10.18*†	Amended and Restated Services Agreement among Terra Industries Inc., BMC Holdings Inc., and Methanex Methanol Company dated December 2, 2008.

12.1*	Ratio of Earnings to Fixed Charges.

21.1*	Subsidiaries of Terra Industries Inc.

23.1*	Consent of Deloitte & Touche LLP.

23.2**	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.3**	Consent of John W. Huey (included in Exhibit 5.2).

24.1*	Power of Attorney.

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Clients.

99.3*	Form of Letter to Brokers.

99.4*	Form of Notice of Guaranteed Delivery.

99.5*	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99	Financial statements for Point Lisas Nitrogen Limited for the fiscal year ended December 31, 2008, filed as Exhibit 99 to Terra’s Annual Report on Form 10-K for the year ended December 31, 2008.

*	Previously filed.

**	Filed herewith.

†	Confidential treatment has been requested for portions of this document.
Exhibits 10.1.1 through 10.1.26 are management contracts or compensatory plans or arrangements.